Execution Version

$750,000,000

CREDIT AGREEMENT

dated as of

November 4, 2026

among

THE JONES FINANCIAL COMPANIES, L.L.L.P. and

EDWARD D. JONES & CO., L.P.,
as Initial Borrowers,

EDWARD JONES BANK,

as a Borrower

The Lenders Party Hereto,

FIFTH THIRD BANK, NATIONAL ASSOCIATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Joint Lead Arrangers

Table of Contents

Page

ARTICLE I Definitions
Section 1.01	Defined Terms .................................................................................................1
Section 1.02	Classification of Loans and Borrowings .......................................................36
Section 1.03	Terms Generally ............................................................................................36
Section 1.04	Accounting Terms; GAAP.............................................................................37
Section 1.05	Pro Forma Calculations .................................................................................37
Section 1.065	Statement or Certificate by any Officer .........................................................37
Section 1.07	Interest Rates; Benchmark Notification .........................................................38
Section 1.08	Divisions ........................................................................................................38
ARTICLE II The Credits
Section 2.01	Commitments ................................................................................................38
Section 2.02	Loans and Borrowings ...................................................................................39
Section 2.03	Requests for Revolving Borrowings ..............................................................40
Section 2.04	[Reserved] ......................................................................................................40
Section 2.05	Swingline Loans ............................................................................................40
Section 2.06	Uncommitted Swingline Loans .....................................................................43
Section 2.07	Funding of Loans ...........................................................................................44
Section 2.08	Interest Elections ...........................................................................................45
Section 2.09	Termination and Reduction of Commitments ...............................................47

i

Section 2.10	Repayment of Loans; Evidence of Debt ........................................................48
Section 2.11	Voluntary Prepayment of Loans ....................................................................48
Section 2.12	[Reserved] ......................................................................................................49
Section 2.13	Fees ................................................................................................................49
Section 2.14	Interest ...........................................................................................................50
Section 2.15	Alternate Rate of Interest ...............................................................................51
Section 2.16	Increased Costs ..............................................................................................53
Section 2.17	Break Funding Payments ...............................................................................55
Section 2.18	Taxes ..............................................................................................................55
Section 2.19	Payments Generally; Pro Rata Treatment; Sharing of Set-offs .....................58
Section 2.20	Mitigation Obligations; Replacement of Lenders ..........................................60
Section 2.21	Defaulting Lenders ........................................................................................61
Section 2.22	Incremental Commitments .............................................................................63
Section 2.23	Extension of Maturity Date ...........................................................................64
ARTICLE III Representations and Warranties
Section 3.01	Representations and Warranties of the Borrowers ........................................66
ARTICLE IV Conditions
Section 4.01	Effective Date ................................................................................................70
Section 4.02	Each Credit Event ..........................................................................................72
Section 4.03	Conditions to Initial Borrowings by Edward Jones Bank .............................73

ARTICLE V Covenants of the Borrowers
Section 5.01	Affirmative Covenants (Borrowers) ..............................................................75
Section 5.02	[Reserved] ......................................................................................................80
Section 5.03	Negative Covenants (Borrowers) ..................................................................80
Section 5.04	Financial Covenants .......................................................................................93
ARTICLE VI Events of Default
Section 6.01	Events of Default ...........................................................................................94
ARTICLE VII Guarantee
Section 7.01	Guarantee .......................................................................................................97
Section 7.02	No Subrogation ..............................................................................................98
Section 7.03	Amendments, etc. with respect to the Obligations of Edward Jones Bank ...98
Section 7.04	Guarantee Absolute and Unconditional .........................................................98
Section 7.05	Reinstatement ................................................................................................99
Section 7.06	Payments ......................................................................................................100
Section 7.07	Independent Obligations ..............................................................................100
ARTICLE VIII The Administrative Agent and Co-Syndication Agents
Section 8.01	Authorization and Action ............................................................................100
Section 8.02	Administrative Agent’s Reliance, Indemnification, Etc. .............................103

Section 8.03	Posting of Communications .........................................................................104
Section 8.04	The Administrative Agent Individually .......................................................105
Section 8.05	Successor Administrative Agent ..................................................................105
Section 8.06	Acknowledgements of Lenders ...................................................................106
Section 8.07	Certain ERISA Matters ................................................................................109
Section 8.08	Borrower Communications ..........................................................................110
ARTICLE IX Miscellaneous
Section 9.01	Notices .........................................................................................................111
Section 9.02	Waivers; Amendments .................................................................................113
Section 9.03	Expenses; Limitation of Liability; Indemnity; Damage Waiver ..........................................................................................................114
Section 9.04	Successors and Assigns ...............................................................................116
Section 9.05	Survival ........................................................................................................120
Section 9.06	Counterparts; Integration; Effectiveness .....................................................120
Section 9.07	Severability ..................................................................................................122
Section 9.08	Right of Set off ............................................................................................122
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process .....................122
Section 9.10	WAIVER OF JURY TRIAL .......................................................................123
Section 9.11	Headings ......................................................................................................123
Section 9.12	Confidentiality .............................................................................................124
Section 9.13	Interest Rate Limitation ...............................................................................125
Section 9.14	USA PATRIOT ACT ..................................................................................125

Section 9.15	No Fiduciary Duty .......................................................................................125
Section 9.16	Acknowledgement and Consent to Bail-In of Affected Financial Institutions ...................................................................................126
Section 9.17	Acknowledgement Regarding Any Supported QFCs ..................................127

v

SCHEDULES:

Schedule 2.01 –Commitments

Schedule 5.03(a) – Liens

Schedule 5.03(b) – Debt

Schedule 5.03(g) – Investments

Schedule 5.03(h) – Sale and Leasebacks

Schedule 5.03(i) – Transactions with Affiliates

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Financial Covenant Computations

Exhibit C – Form of U.S. Tax Certificate

Exhibit D – Form of Note

CREDIT AGREEMENT dated as of November 4, 2026 (this “Agreement”), among THE JONES FINANCIAL COMPANIES, L.L.L.P., a Missouri limited liability limited partnership (“JFC” or “Parent”), EDWARD D. JONES & CO., L.P., a Missouri limited partnership (“EDJ”, and together with JFC, collectively, the “Initial Borrowers”, or each individually, an “Initial Borrower”), EDWARD JONES BANK, a Utah corporation which is expected to conduct business as a Utah-chartered industrial bank (“Edward Jones Bank”), as a Borrower (as defined below), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), FIFTH THIRD BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-syndication agents (the “Co-Syndication Agents”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate from time to time plus 0.50%, (iii) the Overnight Bank Funding Rate plus 0.50% and (iv) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) (such date the “Determination Date”) plus 1.00%; provided that, for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such Determination Date (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided further if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate prior to the Reference Time in respect of any setting of the Term SOFR Rate pursuant to clause (iv) above (as determined by the Administrative Agent (which determination shall be conclusive absent manifest error)), then the Term SOFR Rate in clause (iv) above shall be replaced with Daily Simple SOFR in effect on such day (or, if such day is not a Business Day, as of the next preceding Business Day) if the Administrative Agent determines, in its sole reasonable discretion, that Daily Simple SOFR is available. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate, the Overnight Bank Funding Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, the Overnight Bank Funding Rate or the Term SOFR Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 2.15 hereof, then (unless the Term SOFR Rate has been replaced with Daily Simple SOFR as set forth above) ABR shall be the greatest of clauses (i), (ii) and (iii) above and shall be determined without reference to clause (iv) above. For the avoidance of doubt, if the ABR as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loans” means Loans the rate of interest applicable to which is based upon the ABR.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent for the Lenders hereunder and under the other Credit Documents, together with any of its successors and assigns.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrowers or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the applicable Borrower in the exercise of its reasonable business judgment equal to the amount, if any, that would be payable by such Borrower or any of its Subsidiaries to its counterparty to such Hedge Agreement in accordance with its terms as if (a) such Hedge Agreement was being terminated early on such date of determination, (b) such Borrower or such Subsidiary was the sole “Affected Party” and (c) such Borrower was the sole party determining such payment amount pursuant to the provisions of the ISDA Master Agreement or other agreement, if any, governing such Hedge Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption/Anti-Money Laundering Laws” means all laws, rules and regulations of any jurisdiction applicable to any Borrower or any of their respective Subsidiaries from time to time concerning or relating to bribery, corruption or anti-money laundering.

“Applicable Class Percentage” means, with respect to any Lender and in respect of any Class, the percentage of the total Commitments of such Class represented by such Lender’s Commitment of such Class; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Class Percentage” shall mean the percentage of the total Commitments of such Class (disregarding any Defaulting Lender’s Commitment of such

Class) represented by such Lender’s Commitment of such Class. If the Commitments of such Class have terminated or expired, the Applicable Class Percentages shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day:

(a) with respect to EDJ, (i) in the case of any Federal Funds Rate Loan or Term Benchmark Loan, the applicable rate per annum set forth below under the caption “Term Benchmark Loans, Federal Funds Rate Loans” based upon the Pricing Level as set forth below and (ii) in the case of any Facility Fee payable hereunder by EDJ, the applicable rate per annum set forth below under the caption “Facility Fee” based upon the Pricing Level as set forth below:

Applicable Rate for EDJ
Pricing Level	Long-Term Issuer Ratings of JFC (which may be a private rating) (Moody’s / S&P / Fitch)	Term Benchmark Loans, Federal Funds Rate Loans	Facility Fee
I	≥ A2 / A / A	0.67%	0.08%
II	A3 / A- / A-	0.785%	0.09%
III	Baa1 / BBB+ / BBB+	0.90%	0.10%
IV	Baa2 / BBB / BBB	1.00%	0.125%
V	≤ Baa3 / BBB- / BBB-	1.10%	0.15%

and (b) with respect to JFC and (if applicable) Edward Jones Bank, in the case of any ABR Loan or Term Benchmark Loan, or with respect to any Facility Fee payable hereunder by JFC or (if applicable) Edward Jones Bank, as the case may be, the applicable rate per annum set forth below under the caption “ABR Loans”, “Term Benchmark Loans” or “Facility Fee”, as the case may be, based upon the Pricing Level as set forth below as determined by the “Long-Term Issuer Ratings of JFC” column of such pricing grid:

Applicable Rate for JFC and (if applicable) Edward Jones Bank
Pricing Level	Long-Term Issuer Ratings of JFC (which may be a	Term Benchmark Loans	ABR Loans	Facility Fee

	private rating) (Moody’s / S&P / Fitch)
I	≥ A2 / A / A	0.785%	0.00%	0.09%
II	A3 / A- / A-	0.90%	0.00%	0.10%
III	Baa1 / BBB+ / BBB+	1.00%	0.00%	0.125%
IV	Baa2 / BBB / BBB	1.10%	0.10%	0.15%
V	≤ Baa3 / BBB- / BBB-	1.30%	0.30%	0.20%

For purposes of each of the foregoing clauses (a) and (b), in the event that (w) each Rating Agency shall have in effect a long-term issuer rating for JFC and (i) the long-term issuer rating provided by at least two Rating Agencies fall within the same level, such level will apply and (ii) no two long-term issuer rating are within the same level, the level which is in the middle of the distribution of the three long-term issuer ratings will apply, (x) two Rating Agencies shall have in effect a long-term issuer rating for JFC and (i) the long-term issuer ratings issued by such Rating Agencies fall within the same level, such level will apply, (ii) the long-term issuer ratings issued by such Rating Agencies are split by one level, then the higher of the two long-term issuer ratings shall apply and (iii) the long-term issuer ratings issued by such Rating Agencies are split by more than one level, then one level below the higher of the two ratings shall apply, (y) only one Rating Agency shall have in effect a long-term issuer rating for JFC, such long-term issuer rating by such Rating Agency shall apply and (z) no long-term issuer rating has been obtained from any Rating Agency for JFC, Level V shall apply. Each change in the Applicable Rate based on the long-term issuer rating for JFC shall apply during the period commencing on the third Business Day following the date on which such change is first announced by the applicable Rating Agency and ending on the date immediately preceding the effective date of the next such change.

In addition, for purposes of each of the foregoing clauses (a) and (b), at all times when an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the applicable pricing grid set forth above shall apply.

“Applicable Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, Applicable Swingline Exposure and Uncommitted Swingline Exposure at such time.

“Applicable Swingline Exposure” means, with respect to any Lender at any time, the sum of (x) its Applicable Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loan made by such Lender in its capacity as Swingline Lender, if any and (y) the aggregate principal amount of all Swingline Loans made and held by such Lender in its capacity as Swingline Lender then outstanding (for the avoidance of doubt, without duplication of any participation interest in such Swingline Loan held by such Swingline Lender), if any.

“Approved Borrower Portal” has the meaning assigned to such term in Section 8.08(a).

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Debt” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Authorized Officer” shall mean the managing partner, any general partner, any principal, any treasury manager, the president, the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer or the controller (or any other officer, partner or other authorized signatory so designated by any of the foregoing) of any Borrower that has or have delivered a customary incumbency certificate to the Administrative Agent.

“Availability Period” means the Initial Tranche Availability Period or the Edward Jones Bank Tranche Availability Period, as applicable.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.15.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Group Members” means Edward Jones Bank and its Subsidiaries (and each, individually, shall be referred to herein as a “Bank Group Member”).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101 et seq.).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of obligations or indebtedness.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.15.

“Benchmark Replacement” means, for any Available Tenor, the Federal Funds Rate, provided that if the Federal Funds Rate would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, or the occurrence of any EDJ Benchmark Termination Event, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark or the implementation of such EDJ Benchmark Termination Event, as applicable, and to permit the administration thereof by the Administrative Agent (in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents)). As used in this definition with respect to any EDJ Benchmark Termination Event, “market practice” shall refer to the market practice for other syndicated credit facilities that utilize an interest rate based on the greatest of the Federal Funds Effective Rate, the Overnight Bank Funding Rate and the Daily Simple SOFR (or the equivalent defined terms).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the

Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Communications” has the meaning assigned to such term in Section 8.08(c).

“Borrowers” shall mean each Initial Borrower and Edward Jones Bank (and each, individually, shall be referred to herein as a “Borrower”); provided that, notwithstanding anything to the contrary herein, Edward Jones Bank shall not be able to borrow any Loans hereunder until the Edward Jones Bank Effective Date.

“Borrowing” means (a) Revolving Loans of the same Type, made to the same Borrower, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan or (c) an Uncommitted Swingline Loan.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrowers.

“Broker-Dealer Subsidiary” means any Subsidiary of the Parent that is a “registered broker and/or dealer” under the Securities Exchange Act or under any similar foreign law or regulatory regime established for the registration of brokers and/or dealers of securities.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be, in relation to Loans referencing Daily Simple SOFR, Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Daily Simple SOFR or Term SOFR Rate or any other dealings of such Loans referencing the Daily Simple SOFR or Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or Canada or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year) from the date of creation thereof issued by commercial banks incorporated under the laws of the United States or Canada, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a long term deposit rating of “A3” or “A-” (or its equivalent) or better by a nationally recognized rating agency, (d) time deposits maturing no more than one hundred twenty (120) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations (i) each having a long term deposit rating of “A3” or “A-” (or its equivalent) or (ii) each having membership either in the FDIC or CDIC; provided that, with respect to subsection (ii) only, (x) such time deposits shall be limited to $250,000 (or the applicable insurance threshold if different) with each commercial bank or savings bank or savings and loan association having membership in the FDIC and (y) such time deposits shall be limited to $100,000 (or the applicable insurance threshold if different) with each commercial bank or savings bank or savings and loan association having membership in the CDIC, (e) repurchase obligations with a term of not more than one hundred twenty (120) days for underlying securities of the types described in clause (a) above entered into with a Lender or a bank meeting the qualifications described in clause (c) above, and (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

“CDIC” means the Canada Deposit Insurance Corporation or any successor entity.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any of the following:

(a) Permitted Owners shall collectively cease to, directly or indirectly, own and control at least 75% of the outstanding equity interests of the Parent;

(b) Permitted Owners shall collectively cease to, directly or indirectly, manage the business of the Parent at all times;

(c) a group of one or more General Partners who are Permitted Owners, including without limitation the Enterprise Leadership Team (as defined in the JFC Partnership

Agreement) of the Parent, shall cease to have the exclusive right to appoint, elect, or otherwise approve the Managing Partner (as defined in the JFC Partnership Agreement) at all times;

(d) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Effective Date) other than the Permitted Owners shall have acquired beneficial ownership in the Parent’s voting equity interests in excess of 25%;

(e) the Parent shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of EDJ;

(f) on and after the Edward Jones Bank Effective Date, the Parent shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of Edward Jones Bank; or

(g) there shall have occurred under any indenture, credit agreement or other instrument evidencing Debt of the Parent or any of its Subsidiaries (other than swap contracts and surety bonds and similar instruments) any “change of control” or similar provision (as set forth in the indenture, credit agreement or other evidence of such Debt) obligating the Parent or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Debt provided for therein.

“Chapter 100 Transaction” means any sale and lease-back transaction now, heretofore or hereafter entered into by any Subsidiary of the Parent with St. Louis County, Missouri, pursuant to Chapter 100 of the Revised Statutes of the State of Missouri, or with any other jurisdiction with a similar statute, pursuant to such statute, including the granting of any Lien encumbering such Subsidiary’s leasehold interest in and to any property subject to any such sale-leaseback transaction or any other rights of such Subsidiary in connection therewith.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Tranche Revolving Loans, Edward Jones Bank Tranche Revolving Loans, Initial Borrower Swingline Loans, Edward Jones Bank Swingline Loans, Initial Borrower Uncommitted Swingline Loans or Edward Jones Bank Uncommitted Swingline Loans and (b) any Commitment, refers to whether such Commitment is an Initial Tranche Commitment or a Edward Jones Bank Tranche Commitment.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Syndication Agents” has the meaning assigned to such term in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, such Lender’s Initial Tranche Commitment or Edward Jones Bank Tranche Commitment, as applicable. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or the Incremental Assumption Agreement to which such Lender shall have assumed or adjusted its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments on the Effective Date is $750,000,000.

“Communications” has the meaning assigned to such term in Section 8.03(c).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Tangible Net Worth” means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of EDJ and its Subsidiaries under intercompany partnership capital at such date minus the amount of all intangible items included therein, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets (other than non-cash gains resulting from mark to market adjustments of securities positions made in the ordinary course of business) (but only to the extent that such items would be included on a consolidated balance sheet of EDJ and its Subsidiaries in accordance with GAAP).

“Consolidated Total Debt” means, as of any date of determination, the aggregate stated balance sheet amount of all Debt of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but (i) excluding operating leases, Ordinary Course Operating Debt and client fractional shares and (ii) notwithstanding the foregoing or anything else to the contrary set forth herein, including any Debt that has the effect of increasing regulatory capital of such Person as reflected in any financial statement of such Person (including the footnotes thereto).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.17.

“Credit Documents” means (i) this Agreement, (ii) the Notes and (iii) any Incremental Assumption Agreement, in each case as amended, restated, supplemented or otherwise modified.

“Credit Party” means the Administrative Agent, the Swingline Lenders or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment Obligations of such Person for the deferred purchase price of property or services (other than trade payables not more than 60 days past due incurred in the ordinary course of such Person’s business), (c) all payment Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Attributable Debt of such Person with respect to such Person’s Obligations in respect of (i) Capital Leases and (ii) Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP), (f) all payment Obligations of such Person as an account party under acceptance or similar facilities, (g) [reserved], (h) all payment Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guaranteed Debt of such Person, (j) all non-contingent payment Obligations of such Person in respect of letters of credit and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided that, if such Person has not assumed or otherwise become liable in respect of such Debt or other payment Obligations, such indebtedness or payment Obligations shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that, in the reasonable determination of the Administrative Agent, (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swingline Loans or Uncommitted Swingline Loans or (iii) pay over to any Borrower any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the Parent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Swingline Loans and Uncommitted Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Parent’s receipt of such certification in form and substance satisfactory to the Parent and the Administrative Agent, (d) has become, or the Lender Parent has become, the subject of a Bankruptcy Event, or (e) has become, or whose Lender Parent has become, the subject of a Bail-In Action.

“dollars” or “$” refers to lawful money of the United States of America.

“EDJ” has the meaning assigned to such term in the preamble to this Agreement.

“EDJ Benchmark Termination Event” has the meaning assigned to such term in Section 2.15(b)(i).

“Edward Jones Bank” has the meaning assigned to such term in the preamble to this Agreement.

“Edward Jones Bank Applicable Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, Applicable Swingline Exposure and Uncommitted Swingline Exposure, in each case, made to Edward Jones Bank, at such time.

“Edward Jones Bank Availability End Date” means March 4, 2027.

“Edward Jones Bank Effective Date” has the meaning assigned to such term in Section 4.03.

“Edward Jones Bank Effective Date Reallocation” means the reallocation of Commitments upon the Edward Jones Bank Effective Date, such that Lenders shall hold Initial Tranche Commitments and Edward Jones Bank Tranche Commitments ratably according to their Applicable Percentages.

“Edward Jones Bank Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, Swingline Exposure and Uncommitted Swingline Exposure, in each case, made to Edward Jones Bank, at such time.

“Edward Jones Bank Swingline Loan” means a Swingline Loan made to Edward Jones Bank.

“Edward Jones Bank Tranche Availability Period” means the period from and including the Edward Jones Bank Effective Date (if any) to but excluding the earliest of (i) the Maturity Date, (ii) the date of termination of the Edward Jones Bank Tranche Commitments and (iii) the date of the conversion of the Edward Jones Bank Tranche Commitments into Initial Tranche Commitments pursuant to Section 2.09(c).

“Edward Jones Bank Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make Edward Jones Bank Tranche Loans (if any) and to acquire participations in Swingline Loans and Uncommitted Swingline Loans made to Edward Jones Bank hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Edward Jones Bank Revolving Credit Exposure, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Edward Jones Bank Tranche Commitments as of the Effective Date is $0. On and after the Edward Jones Bank Effective Date, the amount of each Lender’s Edward Jones Bank Tranche Commitment shall be as notified to such Lender by the Administrative Agent pursuant to the Edward Jones Bank Effective Date Reallocation, or set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Edward Jones Bank Tranche Commitment. The maximum aggregate amount of Edward Jones Bank Tranche Commitments shall not exceed $90,000,000. Notwithstanding anything to the contrary set forth herein, no Edward Jones Bank Tranche Commitments shall be effective prior to the Edward Jones Bank Effective Date.

“Edward Jones Bank Tranche Loans” means Loans made by the Lenders under the Edward Jones Bank Tranche Commitments, if any, pursuant to this Agreement.

“Edward Jones Bank Tranche Revolving Loans” has the meaning assigned to such term in Section 2.01(b).

“Edward Jones Bank Uncommitted Swingline Loan” means an Uncommitted Swingline Loan made to Edward Jones Bank.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date JFC Partnership Agreement” means the JFC Partnership Agreement as in effect on the Effective Date, without giving effect to any amendment, amendment and restatement or other modification thereto.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or any binding judicial or agency interpretation, policy or guidance having the force or effect of law and relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of harmful or deleterious substances.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that is a member of the controlled group of any Borrower, or under common control with any Borrower, within the meaning of Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any ERISA Affiliate from a multiple employer plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VI.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to any such Recipient: (a) Taxes imposed on (or measured by) net income or franchise Taxes by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized, in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or that are Other Connection Taxes, (b) any branch profits Taxes or any similar Taxes imposed by any jurisdiction (or any political subdivision thereof) in which the Recipient is located or that are Other Connection Taxes, (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.20(b)), any U.S. federal withholding Taxes resulting from any requirement of law in effect on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding Taxes pursuant to Section 2.18, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in Section 4.01(f).

“Extending Lender” has the meaning assigned to such term in Section 2.23(b)(ii).

“Existing Maturity Date” has the meaning assigned to such term in Section 2.23(a).

“Extension Request” means a written request from the Borrowers to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.23.

“Facility Fee” means any facility fee payable pursuant to Section 2.13(a) at the applicable Facility Fee Rate.

“Facility Fee Rate” means, with respect to any Borrower, the applicable facility fee rate per annum set forth in the definition of “Applicable Rate” with respect to such Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIC” means the Federal Deposit Insurance Corporation or any successor entity.

“Federal Funds” means reserve balances, denominated in U.S. dollars, maintained at a Federal Reserve Bank by an eligible institution in excess of the minimum reserve requirements imposed on such institution pursuant to Regulation D of the Federal Reserve Board (12 CFR Part 204).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Federal Funds Rate” means, for any day, the greatest of (a) the Federal Funds Effective Rate in effect on such day, (b) the Overnight Bank Funding Rate in effect on such day and (c) Daily Simple SOFR in effect on such day (or, if such day is not a Business Day, as of the next preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “Federal Funds Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Daily Simple SOFR, then Daily Simple SOFR (referenced to in clause (c) above) shall equal the rate determined under clause (a) above; provided, further, however, that notwithstanding the rate calculated in accordance with the foregoing, at no time shall the Federal Funds Rate be less than 0% per annum.

“Federal Funds Rate Borrowing” means a Borrowing comprised of Federal Funds Rate Loans.

“Federal Funds Rate Loans” means Loans the rate of interest applicable to which is based upon the Federal Funds Rate.

“Federal Reserve Bank” means any of the twelve Federal Reserve Banks established pursuant to the Federal Reserve Act (12 U.S.C. § 221 et seq.), as amended.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“FHLB Advances” has the meaning assigned to such term in Section 5.03(b)(xix).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Borrower.

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.

“Fiscal Year” means, with respect to any Borrower, a fiscal year of such Borrower and its Consolidated Subsidiaries ending on the last day of December in any calendar year.

“Fitch” means Fitch Ratings Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Term SOFR Rate and Daily Simple SOFR shall be 0.0%.

“FOCUS-II Report” means the Financial and Operational Combined Uniform Single Report on Form X-17A-5 Part II.

“FOCUS-III Report” means the Financial and Operational Combined Uniform Single Report on Form X-17A-5 Part III.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” has the meaning assigned to such term in the Effective Date JFC Partnership Agreement.

“Governing Body” means the managing partner or, if applicable at any time, the executive committee, board of directors, board of governors, managing director or directors, or other body or Person in a similar capacity having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust, limited liability company, limited partnership, limited liability limited partnership or private limited company.

“Governmental Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organization, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including any supra-national bodies such as the European Union or the European Central Bank) and any self‑regulatory organization as defined in Section 3(a)(26) of the Securities Exchange Act.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Debt” means, with respect to any Person, any payment Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the payment Obligation of a primary obligor in respect of such Debt, (b) [reserved] or (c) any payment Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guarantor” means, on and after the Edward Jones Bank Effective Date, JFC, in its capacity as a guarantor pursuant to Article VII.

“Hazardous Materials” means (a) petroleum or petroleum products, by‑products or breakdown products, radioactive materials, asbestos‑containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“ILC Approvals” has the meaning assigned to such term in Section 4.03(b)(x)(ii).

“Increased Amount Date” has the meaning assigned to such term in Section 2.22(a).

“Incremental Amount” shall mean, at any time, the excess, if any, of (a) $375,000,000 over (b) the aggregate amount of all Incremental Commitments established prior to such time pursuant to Section 2.22 (provided that in connection with any such increase, the Parent Sublimit shall be increased proportionately).

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Initial Borrowers, the Administrative Agent and one or more Incremental Lenders.

“Incremental Commitment” has the meaning assigned to such term in Section 2.22(a).

“Incremental Lender” means a Lender with a Commitment or an outstanding Revolving Loan as a result of an Incremental Commitment.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Credit Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Information Memorandum” means the Confidential Information Memorandum dated October 2026 relating to the Borrowers and the Transactions.

“Initial Borrower” and “Initial Borrowers” have the meaning assigned to such terms in the preamble to this Agreement.

“Initial Borrower Applicable Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving

Loans, Applicable Swingline Exposure and Uncommitted Swingline Exposure, in each case, made to the Initial Borrowers, at such time.

“Initial Borrower Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, Swingline Exposure and Uncommitted Swingline Exposure, in each case, made to the Initial Borrowers, at such time.

“Initial Borrower Swingline Loan” means a Swingline Loan made to an Initial Borrower.

“Initial Borrower Uncommitted Swingline Loan” means an Uncommitted Swingline Loan made to an Initial Borrower.

“Initial Tranche Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Initial Tranche Commitments.

“Initial Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Tranche Loans and to acquire participations in Swingline Loans and Uncommitted Swingline Loans made to any Initial Borrower hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Initial Borrower Revolving Credit Exposure, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to Section 2.22 and/or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Initial Tranche Commitment is set forth on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Tranche Commitment, or the Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Initial Tranche Commitment and/or as otherwise notified to such Lender by the Administrative Agent pursuant to the Edward Jones Bank Effective Date Reallocation, as applicable. The initial aggregate amount of the Lenders’ Initial Tranche Commitments on the Effective Date is $750,000,000, and from and after the Edward Jones Bank Effective Date, the aggregate amount of Initial Tranche Commitments shall be reduced by the aggregate amount of Edward Jones Bank Tranche Commitments on the Edward Jones Bank Effective Date.

“Initial Tranche Loans” means Loans made by the Lenders to the Initial Borrowers pursuant to this Agreement.

“Initial Tranche Revolving Loans” has the meaning assigned to such term in Section 2.01(a).

“Interest Election Request” means a request by any Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrowers.

“Interest Payment Date” means (a) with respect to any Federal Funds Rate Loan (other than a Swingline Loan or an Uncommitted Swingline Loan), (i) each day after the initial borrowing thereof that is five Business Days following the last day of each calendar month and

(ii) on the Maturity Date, (b) with respect to any ABR Loan (other than a Swingline Loan or an Uncommitted Swingline Loan), the last day of each of March, June, September and December and the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (d) with respect to any Swingline Loan (other than an Intraday Swingline Loan) or any Uncommitted Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the applicable Borrower may elect; provided, that:

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,

(ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and

(iii) no tenor that has been removed from this definition pursuant to Section 2.15(e) shall be available for specification in such Borrowing Request or Interest Election Request.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intraday Swingline Loans” has the meaning assigned to such term in Section 2.05(d).

“Investments” has the meaning assigned to such term in Section 5.03(g).

“IRS” means the United States Internal Revenue Service.

“ISDA Master Agreement” means the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

“JFC” has the meaning assigned to such term in the preamble to this Agreement.

“JFC Partnership Agreement” means the Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership of JFC, dated as of November 5, 2025 (as may be amended, amended and restated or otherwise modified from time to time, provided that no such amendment, amendment and restatement or other modification shall be given effect for purposes of this Agreement to the extent that it (x) increases the amount or materially changes the nature of any redemption, distribution or other payment to or in respect of any Partner (as defined in the JFC Partnership Agreement), in any capacity, that are permitted under Section 5.03(f), as compared to the amount or nature of such redemption, distribution or other payment permitted as of the Effective Date or (y) is otherwise materially adverse to the interests of the Lenders.

“Lead Arrangers” means JPMorgan Chase Bank, N.A., Fifth Third Bank, National Association and Wells Fargo Securities, LLC.

“Lender Parent” means, with respect to any Lender, any Person of which such Lender is, directly or indirectly, a Subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or Incremental Assumption Agreement, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Uncommitted Swingline Lenders.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Total Capitalization on such date.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any lien, security interest or other charge of any kind, or any other type of preferential arrangement intended to have the effect of a lien or security interest, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Party” means the Borrowers and the Guarantor.

“Loans” means the loans made by the Lenders to any Borrower pursuant to this Agreement.

“LP Issuances” means an issuance by Parent of limited partnership interests.

“Margin Loan” means (a) in the case of any Non-Bank Group Member that is a “creditor” within the meaning of Regulation T, any credit extended, arranged or maintained to or for any “customer” in a “margin account” or a “special purpose account” (in each case, within the meaning of Regulation T), and (b) in the case of the Parent or any Subsidiary that is a

“lender” within the meaning of Regulation U, any extension of credit that is “directly or indirectly secured” by “margin stock” (in each case within the meaning of Regulation U).

“Material Adverse Effect” means, with respect to any Borrower, a material adverse effect on (a) the business, financial condition or results of operations of such Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, taken as a whole or (c) the ability of such Borrower to perform its payment obligations under the Credit Documents.

“Maturity Date” means with respect to any Lender, the later of (a) November 4, 2031 and (b) if such maturity date is extended for such Lender pursuant to Section 2.23, such extended maturity date as determined pursuant to such Section.

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Measurement Period” means, except as otherwise expressly provided herein, each period of four consecutive fiscal quarters of the applicable Borrower.

“Minimum TNW” means, at any time, $1,591,500,000.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage Indebtedness” means Debt incurred by any Borrower or any of their Subsidiaries to finance or refinance the purchase or improvement of certain real property of such Borrower or Subsidiary.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” has the meaning assigned to such term in the JFC Partnership Agreement.

“Non-Bank Group Members” means Parent and its Subsidiaries other than Edward Jones Bank and its Subsidiaries.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.20(b).

“Non-Extending Lender” has the meaning assigned to such term in Section 2.23(a).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Notes” means the collective reference to any promissory note evidencing Loans.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of each Borrower under the Credit Documents includes the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Borrower under any Credit Document and, in the case of JFC, includes its obligations pursuant to the guarantee contained in Article VII.

“Ordinary Course Operating Debt” means (i) Debt incurred for operational liquidity needs pursuant to lines of credit and other liabilities payable to brokers, dealers, clearing organizations, clients and correspondents, and liabilities in respect of securities sold but not yet purchased and Debt of EDJ, in each case incurred in the ordinary course of the “broker-dealer” business of the Broker-Dealer Subsidiaries, including Debt incurred in the ordinary course of business to finance or secure the purchase or carrying of securities, the provision of margin for forward, futures, repurchase or similar transactions (which provision of margin shall be subject to Section 5.03(g)(xii)), the making of advances to customers, the establishment of performance or surety bonds or guarantees, or in the nature of a letter of credit or letter of guaranty to support or secure trading and other obligations incurred in the ordinary course of business, (ii) accounts payable and accrued liabilities in the ordinary course of business of EDJ and its Subsidiaries, (iii) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit, (iv) all obligations of EDJ and its Subsidiaries of the character referred to in this definition to the extent owing to EDJ or any of its Subsidiaries and (v) Guaranteed Debt of EDJ arising in the ordinary course of business pursuant to contract or applicable law, rule or regulation with respect to the Obligations of other members of securities and commodities clearinghouses and exchanges.

“Organizational Documents” means the documents (including bylaws or partnership agreements, if applicable) pursuant to which a Person that is a corporation, partnership, trust, limited liability company, limited partnership, limited liability limited partnership or private limited company is organized and/or governed.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Credit Document).

“Other Taxes” mean any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.20).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Swingline Loan” means any Swingline Loan that is not an Intraday Swingline Loans.

“Parent” has the meaning assigned to such term in the preamble to this Agreement.

“Parent Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, Swingline Exposure and Uncommitted Swingline Exposure, in each case, made to the Parent, at such time.

“Parent Sublimit” means $350,000,000. For the avoidance of doubt, the Parent Sublimit is part of, and not in addition to, the Initial Tranche Commitments.

“Participant” has the meaning assigned to such term in Section 9.04(b)(vi).

“Participant Register” has the meaning assigned to such term in Section 9.04(b)(vi).

“Partnership Capital” means, with respect to any Person which is a partnership, such Person’s partnership capital subject to mandatory redemption, net of reserves for anticipated withdrawals and partnership loans, as determined in accordance with GAAP.

“Patriot Act” has the meaning assigned to such term in Section 9.14.

“Payment” has the meaning assigned to such term in Section 8.06(c)(i).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

(a) Liens for unpaid utilities and for taxes, assessments and governmental charges or levies to the extent not yet due or otherwise not required to be paid under Section 5.01(c);

(b) Liens imposed by law, such as landlords’, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently prosecuted;

(c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance or other social security or employment laws or regulations or similar legislation or to secure public, statutory or regulatory obligations;

(d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens securing judgments for the payment of money not constituting a Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments;

(f) easements, rights of way, covenants, zoning, use restrictions and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

(g) any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement entered into in the ordinary course of business and not interfering in any material respect with the business of any Borrower or any of its Subsidiaries;

(h) banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions in the ordinary course of business;

(i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into in the ordinary course of business;

(j) Liens created by or resulting from any litigation or legal proceedings which are being contested in good faith by the Parent or which involve claims against the Parent that would not otherwise result in an Event of Default;

(k) deposits to secure (or in lieu of) any surety, stay, appeal or customs bonds;

(l) Liens incurred in the ordinary course of the settlement of securities transactions;

(m) Liens securing obligations (other than obligations representing Debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of any Borrower or any of its Subsidiaries; and

(n) any Liens arising in connection with any Chapter 100 Transaction.

“Permitted Owners” means, collectively, (a) each General Partner of the Parent as of the Effective Date and (b) each other Person that is a natural person (or a revocable trust the grantor of which is such natural person, as contemplated by Section 12.13 of the Effective Date JFC Partnership Agreement) and that, after the Effective Date, (i) is admitted as a General Partner of the Parent in the ordinary course of business consistent with past practice in accordance with the JFC Partnership Agreement and (ii) provides services to or otherwise actively participates in the business or management of the Parent or one or more of its Subsidiaries in a capacity substantially similar to the services provided by General Partners of the Parent as of the Effective Date; provided that any Person shall automatically cease to be a Permitted Owner upon ceasing to be a General Partner of the Parent.

“Permitted Restricted Payments” has the meaning assigned to such term in Section 5.03(f)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, limited liability limited partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would, under Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Profits Interest” has the meaning assigned to such term in the JFC Partnership Agreement.

“Profits Interest Holder” has the meaning assigned to such term in the JFC Partnership Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.17.

“Rating Agency” means each of S&P, Moody’s and Fitch.

“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.

“Regulation T,” “Regulation U,” and “Regulation X” means Regulation T, U, or X, as the case may be, of the Board, from time to time in effect, and all other applicable laws, rules and regulations of any Governmental Authority (including the SEC and any self-regulatory organization) governing extensions of credit secured by margin stock or margin securities by broker-dealers or by banks or other lenders, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then 5:00 a.m. (Chicago time) on the next U.S. Government Securities Business Day after such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulatory Authority” has the meaning assigned to such term in Section 9.12(d).

“Regulatory Net Capital” of any Person means the amount of net capital held by such Person as a broker-dealer under Section 15(c)(3) of the Securities Exchange Act and regulations promulgated thereunder (or under comparable statutes and regulations of the applicable jurisdiction).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective controlling persons, directors, officers, employees, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Replacement Lender” has the meaning assigned to such term in Section 2.23(c).

“Repurchase Obligation” means any obligation of a Borrower set forth in its Organizational Documents to (i) repurchase general partner, limited partner and subordinated limited partner interests or (ii) redeem Profits Interests of Profits Interest Holders in accordance with Section 6.10 of the JFC Partnership Agreement, in each case, in the ordinary course of its business.

“Required Lenders” means, at any time, the holders of more than 50% of the Commitments then in effect or, if the Commitments have been terminated, the Revolving Extensions of Credit then outstanding, subject to Section 2.21.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Date” has the meaning assigned to such term in Section 2.23(a).

“Restricted Payments” has the meaning assigned to such term in Section 5.03(f).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, Swingline Exposure and Uncommitted Swingline Exposure at such time.

“Revolving Extensions of Credit” means as to any Lender at any time, an amount equal to the sum of (i) (a) the aggregate principal amount of all Initial Tranche Loans held by such Lender then outstanding, (b) such Lender’s Applicable Class Percentage of the aggregate principal amount of Initial Borrower Swingline Loans then outstanding and (c) such Lender’s Applicable Class Percentage of the aggregate principal amount of Initial Borrower Uncommitted Swingline Loans then outstanding plus (ii) (a) the aggregate principal amount of all Edward Jones Bank Tranche Loans held by such Lender then outstanding, (b) such Lender’s Applicable Class Percentage of the aggregate principal amount of Edward Jones Bank Swingline Loans then outstanding and (c) such Lender’s Applicable Class Percentage of the aggregate principal amount of Edward Jones Bank Uncommitted Swingline Loans then outstanding.

“Revolving Loans” means Initial Tranche Revolving Loans and Edward Jones Bank Tranche Revolving Loans, as applicable.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person that is otherwise the subject or target of Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States of America, any successor thereto and any analogous Governmental Authority.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could reasonably have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person, means that as of the date of determination both (i)(a) the then fair value of the property of such Person as a going concern is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives, ordinary operating income and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would be required to be included as a liability in respect of such contingent obligations on a consolidated balance sheet of such Person and its subsidiaries as determined in accordance with GAAP.

“Subordinated Limited Partner” has the meaning assigned to such term in the JFC Partnership Agreement.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, limited partnership, limited liability limited partnership, private limited company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, limited liability company, limited partnership, limited liability limited partnership or private limited company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Supported QFC” has the meaning assigned to such term in Section 9.17.

“Surviving Debt” means Debt of any Subsidiary of any Borrower, other than Debt of the type permitted under Section 5.03(b)(x), outstanding on the Effective Date.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its (i) Applicable Class Percentage of the total Swingline Exposure of all Initial Borrower Swingline Loans outstanding at such time plus (ii) Applicable Class Percentage of the total Swingline Exposure of all Edward Jones Bank Swingline Loans outstanding at such time.

“Swingline Lender” means each of JPMorgan Chase Bank, N.A., Fifth Third Bank, National Association and Wells Fargo Bank, National Association, each in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Target” has the meaning assigned to such term in Section 5.03(g)(iv).

“Tax Distributions” has the meaning assigned to such term in Section 5.03(f)(i)(A).

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to such term under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Capitalization” means as of any date, the sum of (a) JFC’s Partnership Capital and (b) without duplication, Consolidated Total Debt.

“Transactions” means the execution, delivery and performance by each Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the ABR or the Federal Funds Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Swingline Exposure” means, at any time, the aggregate principal amount of all Uncommitted Swingline Loans outstanding at such time. The Uncommitted Swingline Exposure of any Lender at any time shall be its (i) Applicable Class Percentage of the total Uncommitted Swingline Exposure of all Initial Borrower Uncommitted Swingline Loans outstanding at such time plus (ii) Applicable Class Percentage of the total Uncommitted Swingline Exposure of all Edward Jones Bank Uncommitted Swingline Loans outstanding at such time.

“Uncommitted Swingline Lender” means any Lender that has made an Uncommitted Swingline Loan which remains outstanding, in its capacity as a lender of Uncommitted Swingline Loans hereunder.

“Uncommitted Swingline Loan” means a Loan made pursuant to Section 2.06.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means (i) for purposes of Sections 3.01(s) and 5.03(l) hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.17.

“U.S. Tax Certificate” shall have the meaning set forth in Section 2.18(f)(ii)(D).

“Withholding Agent” means each Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Tranche Revolving Loan”), by Type (e.g., a “Term Benchmark Loan”, a “Federal Funds Rate Loan” or and “ABR Loan”) or by Class and Type (e.g., a “Term Benchmark Initial Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Tranche Revolving Borrowing”), by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., an “Initial Tranche Term Benchmark Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if any Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof, as it relates to such Borrower, to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof, as it relates to such Borrower, for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision, as it relates to such Borrower, shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All terms of an accounting or financial nature shall be construed, and all computations of amounts and ratios shall be made without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Staff Position APB 14-1 to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Debt or other liabilities of any Borrower or any of its Subsidiaries at “fair value” as defined therein.

(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Credit Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05 Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any acquisition, investment, sale, disposition, merger or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.

Section 1.06 Statement or Certificate by any Officer. Any reference in this Agreement to a statement of or made by any officer of any Borrower or a certificate from any officer of any Borrower shall mean a statement or certificate made or executed by such officer solely in such Person’s capacity as an officer thereof and not in any individual or personal capacity of any kind.

Section 1.07 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.15(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

Section 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make revolving loans (the “Initial Tranche Revolving Loans”) to any Initial Borrower from time to time during the Initial Tranche Availability Period in an aggregate principal amount that will not result (after giving effect to any application of the proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Initial Borrower Applicable Revolving Credit Exposure exceeding such Lender’s Initial Tranche Commitment, (ii) the sum of the total Initial Borrower Revolving Credit Exposures exceeding the total Initial Tranche Commitments or (iii) the sum of the total Parent Revolving Credit Exposures exceeding the Parent Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, each Initial Borrower may borrow, prepay and reborrow Initial Tranche Revolving Loans.

(b) Subject to the occurrence of the Edward Jones Bank Effective Date and the other terms and conditions set forth herein, each Lender agrees to make revolving loans (the “Edward Jones Bank Tranche Revolving Loans”) to Edward Jones Bank from time to time during the Edward Jones Bank Tranche Availability Period in an aggregate principal amount that will not result (after giving effect to any application of the proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Edward Jones Bank Applicable Revolving Credit Exposure exceeding such Lender’s Edward Jones Bank Tranche Commitment and (ii) the sum of the total

Edward Jones Bank Revolving Credit Exposures exceeding the total Edward Jones Bank Tranche Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, Edward Jones Bank may borrow, prepay and reborrow Edward Jones Bank Tranche Revolving Loans.

(c) Each Initial Borrower shall be liable on a several, but not joint, basis for its Borrowings hereunder and neither Initial Borrower shall guarantee the Borrowings of the other Initial Borrower hereunder. On and after the Edward Jones Bank Effective Date (if any), JFC shall be jointly liable for any Borrowings by Edward Jones Bank hereunder, and JFC shall guarantee the Borrowings of Edward Jones Bank hereunder.

Section 2.02 Loans and Borrowings. (a) Each Revolving Loan of any Class shall be made as part of a Borrowing consisting of Revolving Loans of such Class made by the Lenders ratably in accordance with their respective Commitments in respect of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.15, each Revolving Borrowing (i) made to EDJ shall be comprised entirely of Federal Funds Rate Loans or Term Benchmark Loans and (ii) made to either JFC or Edward Jones Bank shall be comprised entirely of ABR Loans or Term Benchmark Loans, in each case in clauses (i) and (ii) above, as the applicable Borrower may request in accordance herewith. Each Swingline Loan (other than an Intraday Swingline Loan) and each Uncommitted Swingline Loan shall be (1) if made to EDJ, a Federal Funds Rate Loan and (2) if made to either JFC or Edward Jones Bank, an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. At the time that each Federal Funds Rate Revolving Borrowing or ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000; provided that a Federal Funds Rate Revolving Borrowing or ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class. Each Swingline Loan and each Uncommitted Swingline Loan shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Loans of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Term Benchmark Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Revolving Borrowings. (a) To request a Revolving Borrowing, the applicable Borrower shall submit an irrevocable Borrowing Request signed by an Authorized Officer of the applicable Borrower by telecopy or electronic mail to the address specified in Section 9.01(a)(ii) (or transmit by other electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent) (i) in the case of a Term Benchmark Borrowing, not later than 3:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Federal Funds Rate Borrowing or an ABR Borrowing, not later than 4:00 p.m., New York City time, on the date of the proposed Borrowing (provided that if Federal Funds Rate Borrowings become available pursuant to Section 2.15 and the definition of “Benchmark Replacement”, then not later than 3:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing). Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (1) the amount and Type of Revolving Loans to be borrowed, (2) the date of such Borrowing, which shall be a Business Day, (3) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (4) the location and number of the applicable Borrower’s account to which funds are to be disbursed which shall comply with the requirements of Section 2.07.

(b) If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (i) a Federal Funds Rate Borrowing, in the case of a Revolving Borrowing requested by EDJ and (ii) an ABR Borrowing, in the case of a Revolving Borrowing requested by JFC or Edward Jones Bank. If no Interest Period is specified with respect to any requested Term Benchmark Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Reserved].

Section 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lenders severally agree to make Swingline Loans to (x) any Initial Borrower from time to time during the Initial Tranche Availability Period and (y) on and after the Edward Jones Bank Effective Date (if any), Edward Jones Bank from time to time during the Edward Jones Bank Tranche Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) in the case of any Swingline Loan to be made to an Initial Borrower, (A) the aggregate principal amount of outstanding Initial Borrower Swingline Loans made by any such Swingline Lender exceeding the aggregate amount of such Swingline Lenders’ total Initial Tranche Commitments (in its capacity as a Lender), (B) the Initial Borrower Applicable Revolving Credit Exposure of any Swingline Lender (in its capacity as Lender) exceeding such Lender’s Initial Tranche Commitment, (C) the sum of the total Initial Borrower Revolving Credit Exposures exceeding the total Initial Tranche Commitments or (D) the sum of the total Parent Revolving Credit Exposures exceeding the Parent Sublimit or (ii) in the case of any Swingline Loan to be made to Edward Jones Bank, (A) the aggregate principal amount of outstanding Edward Jones Bank Swingline Loans made by any such Swingline Lender exceeding the aggregate amount of such Swingline Lenders’ total Edward Jones Bank Tranche Commitments (in its capacity as a Lender), (B) the Edward Jones Bank Applicable Revolving Credit Exposure of any Swingline Lender (in its capacity as Lender) exceeding such Lender’s Edward Jones Bank Tranche Commitment or (C) the sum of the total Edward Jones Bank Revolving Credit Exposure exceeding the total Edward Jones Bank Tranche Commitments; provided that, in each case pursuant to this Section 2.05(a), the Swingline Lenders shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request Swingline Loans, the applicable Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail (or transmit by other electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent), not earlier than 9:00 a.m., New York City time, and not later than 4:30 p.m., New York City time, on the day of the proposed Swingline Loans. Each such notice shall be in a form approved by the Administrative Agent, and shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) amount of the requested Swingline Loan and (iii) in the case of a Borrowing Request for a Swingline Loan by EDJ, whether such Swingline Loan is an Intraday Swingline Loan or an Overnight Swingline Loan. The Administrative Agent will promptly advise each Swingline Lender of any such notice received from the applicable Borrower. Each Swingline Lender shall fund its ratable portion of the requested Swingline Loans (such ratable portion to be calculated based upon the amounts of the Swingline Lenders’ respective Commitments under the applicable Class) by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Swingline Lenders by 5:30 p.m., New York City time, on the requested date of such Swingline Loan; provided that if the applicable Borrower notifies the Administrative Agent of such request between 9:00 a.m., New York City time, and 4:30 p.m., New York City time, on any applicable Business Day, each Swingline Lender will use commercially reasonable efforts to fund its ratable portion of the requested Swingline Loan in the manner described above within one hour of such notice. The Administrative Agent will make such Swingline Loans available to the applicable Borrower by promptly (and, in any event, with respect to (x) any Swingline Loans made by the Administrative Agent, in its capacity as Swingline Lender and (y) the proceeds of any Swingline Loans delivered by any other Swingline Lender to the Administrative Agent hereunder by 5:30 p.m., New York City time, on such date, on the date of such proposed Borrowing set forth in the Borrowing Request with respect thereto) crediting the amounts so received, in like funds, to an account of the applicable Borrower designated by the applicable Borrower in the applicable Borrower’s request.

(c) Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the applicable Borrower and the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Class Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lenders, such Lender’s Applicable Class Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the applicable Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lenders, ratably as among them, the amounts so received by it from the Lenders. Any amounts received by the Administrative Agent from the applicable Borrower (or other party on behalf of such Borrower) in respect of Swingline Loans after receipt by the Swingline Lenders of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lenders or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

(d) EDJ may, at its option, elect to repay any such Swingline Loans on the date of borrowing thereof upon notice to the Administrative Agent at the time of borrowing, either with cash on hand or with proceeds of Revolving Borrowings made on the same day (any such Swingline Loans, the “Intraday Swingline Loans”). For the avoidance of doubt, neither JFC nor Edward Jones Bank shall be permitted to repay Swingline Loans on the date of borrowing thereof.

(e) Any Swingline Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.14(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(e) above.

Section 2.06 Uncommitted Swingline Loans. (a) Subject to the terms and conditions set forth herein, Lenders are permitted, but are under no obligation, to make Uncommitted Swingline Loans to (x) any Initial Borrower from time to time during the Initial Tranche Availability Period and (y) on and after the Edward Jones Bank Effective Date (if any), Edward Jones Bank from time to time during the Edward Jones Bank Tranche Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) in the case of any Uncommitted Swingline Loan to be made to an Initial Borrower, (A) the sum of the total Initial Borrower Revolving Credit Exposures exceeding the total Initial Tranche Commitments, or (B) the sum of the total Parent Revolving Credit Exposures exceeding the Parent Sublimit and (ii) in the case of any Uncommitted Swingline Loan to be made to Edward Jones Bank, the sum of the total Edward Jones Bank Revolving Credit Exposure exceeding the total Edward Jones Bank Tranche Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Uncommitted Swingline Loans.

(b) To request Uncommitted Swingline Loans from any Lender, the applicable Borrower shall notify the Administrative Agent and the applicable Lender of such request by telecopy or electronic mail, not earlier than 9:00 a.m., New York City time, and not later than 4:30 p.m., New York City time (or such later time as is agreed upon by the Administrative Agent and the Uncommitted Swingline Lender) on the day of the proposed Uncommitted Swingline Loans. Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the amount of the requested Uncommitted Swingline Loan and (iii) in the case of a Borrowing Request for a Swingline Loan by EDJ, whether such Uncommitted Swingline Loan is an Intraday Swingline Loan or an Overnight Swingline Loan. Such Lender shall fund the requested Uncommitted Swingline Loan by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Uncommitted Swingline Lenders by 5:30 p.m., New York City time, on the requested date of such Uncommitted Swingline Loan. The Administrative Agent will thereafter promptly advise each Lender thereof. The Administrative Agent will make such Uncommitted Swingline Loan available to the applicable Borrower by promptly (and in any event, with respect to (x) any Uncommitted Swingline Loans made by the Administrative Agent, in its capacity as an Uncommitted Swingline Lender and (y) the proceeds of any Uncommitted Swingline Loans delivered by any other Uncommitted Swingline Lender to the Administrative Agent hereunder by 5:30 p.m., New York City time, on such date, on the date of such proposed Borrowing set forth in the Borrowing Request with respect thereto) crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrower’s request.

(c) Each Uncommitted Swingline Lender may by written notice given to the Administrative Agent not later than 9:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Uncommitted Swingline Loans outstanding. Such notice shall specify the applicable Borrower and the aggregate amount of Uncommitted Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Class Percentage of such Uncommitted Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Uncommitted Swingline Lender, such Lender’s Applicable Class Percentage of such Uncommitted Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Uncommitted Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the applicable Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Uncommitted Swingline Lender the amounts so received by it from the Lenders. Any amounts received by the Administrative Agent from the applicable Borrower (or other party on behalf of such Borrower) in respect of Uncommitted Swingline Loans after receipt by the Uncommitted Swingline Lenders of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Uncommitted Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Uncommitted Swingline Lenders or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Borrower for any reason. The purchase of participations in an Uncommitted Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

(d) Any Uncommitted Swingline Loans to (i) any Initial Borrower will reduce the amount of the Initial Tranche Revolving Loans available to such Initial Borrower and (ii) Edward Jones Bank will reduce the amount of the Edward Jones Bank Tranche Revolving Loans available to Edward Jones Bank, in each case, during such time such Uncommitted Swingline Loans are outstanding on a dollar-for-dollar basis. For the avoidance of doubt, the Commitments of the applicable Class of the applicable Uncommitted Swingline Lenders will not be reduced as a result thereof.

Section 2.07 Funding of Loans. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, or, if later in the case of a Federal Funds Rate Borrowing or an ABR Borrowing, 60 minutes after the Administrative Agent advises such Lender pursuant to the last sentence of Section 2.03(a) of the details of a Borrowing Request made by the applicable Borrower, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans and Uncommitted Swingline Loans shall be made as provided in Section 2.05 and Section 2.06, respectively. The Administrative Agent will, subject to the proviso set forth in Section 2.10(a), make such Loans available to the applicable Borrower by promptly (and not later than the close of business on the same Business Day) crediting the amounts so received, in like funds (for the avoidance of doubt, the Administrative Agent shall not be required to fund on behalf of any other Lender if such Lender does not fund in accordance with the times set forth herein), to an account of such Borrower maintained with the Administrative Agent in New York City or such other account of such Borrower designated by such Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender not later than one (1) Business Day prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the interest rate applicable to Federal Funds Rate Loans (in the case of a Borrowing made to EDJ) or ABR Loans (in the case of a Borrowing made to JFC or Edward Jones Bank), as the case may be. If such Lender pays such amount to the Administrative Agent, then (x) such amount shall constitute such Lender’s Loan included in such Borrowing, and (y) if the applicable Borrower has also paid such amount, such amount (excluding, for the avoidance of doubt, any interest paid pursuant to clause (ii) above) shall be promptly (and in any event within one (1) Business Day) refunded to the applicable Borrower. Nothing in this Section 2.07(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans or Uncommitted Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be a written Interest Election Request signed by an Authorized Officer of the applicable Borrower;

provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Federal Funds Rate Borrowing (in the case of a Borrowing made to EDJ), an ABR Borrowing (in the case of a Borrowing made to JFC or Edward Jones Bank) or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to, if the applicable Borrower is EDJ, a Federal Funds Rate Borrowing and, if the applicable Borrower is JFC or Edward Jones Bank, an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing corresponding to such Borrower may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Revolving Borrowing shall be converted to, if the applicable Borrower is EDJ, a Federal Funds Rate Borrowing and, if the applicable Borrower is JFC or Edward Jones Bank, an ABR Borrowing, in each case at the end of the Interest Period applicable thereto.

Section 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate, or from time to time reduce, the Initial Tranche Commitments and/or the Edward Jones Bank Tranche Commitments (if any); provided that (i) each reduction of the Commitments of any Class shall be in an amount equal to $1,000,000, or a whole multiple thereof, (ii) the Parent Sublimit shall be reduced proportionally with the overall reduction in Initial Tranche Commitments, (iii) the Borrowers shall not terminate or reduce the Commitments of any Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (x) in the case of any reduction of Initial Tranche Commitments (A) the Initial Borrower Applicable Revolving Credit Exposure of any Lender would exceed such Lender’s Initial Tranche Commitment, (B) the sum of the Initial Borrower Revolving Credit Exposures would exceed the total Initial Tranche Commitments or (C) the sum of the total Parent Revolving Credit Exposures would exceed the Parent Sublimit, or (y) in the case of any reduction of Edward Jones Bank Tranche Commitments (A) the Edward Jones Bank Applicable Revolving Credit Exposure of any Lender would exceed such Lender’s Edward Jones Bank Tranche Commitment or (B) the sum of the total Edward Jones Bank Revolving Credit Exposure would exceed the total Edward Jones Bank Tranche Commitments, (iv) Initial Tranche Commitments shall only be terminated or reduced on a ratable basis, or a less than ratable basis, with the Edward Jones Bank Tranche Commitments and (v) Edward Jones Bank Tranche Commitments shall only be terminated or reduced on a ratable basis, or a greater than ratable basis, with the Initial Tranche Commitments.

(c) Notwithstanding anything herein to the contrary, at any time that there are no Edward Jones Bank Tranche Loans outstanding, the Borrowers may irrevocably elect to convert all of the Edward Jones Bank Tranche Commitments then in effect into Initial Tranche Commitments.

(d) The applicable Borrowers shall notify the Administrative Agent of any election to terminate or reduce any Commitments under paragraph (b) of this Section, or convert any Commitments under paragraph (c) of this Section, at least three (3) Business Days prior to the effective date of such termination, reduction or conversion, as applicable, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by any Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitments delivered by the applicable Borrowers may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other indebtedness or any other specified event, in which case such notice may be revoked by such Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Commitments shall be permanent. Each reduction or conversion of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.10 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally severally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of its Loans on the Maturity Date, (ii) to the Swingline Lenders, the then unpaid principal amount of the Swingline Loans made to it on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loans are made and (iii) to the Uncommitted Swingline Lenders, the then unpaid principal amount of the

Uncommitted Swingline Loans made to it on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loans are made; provided that on each date that a Revolving Borrowing is made, the applicable Borrower shall use the proceeds of such Revolving Borrowing to first repay any Swingline Loans and Uncommitted Swingline Loans made to such Borrower that are then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to each Borrower hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its applicable Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached as Exhibit D hereto or in another form approved by the Administrative Agent.

Section 2.11 Voluntary Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time up to 3:00 p.m., New York City time on any Business Day to prepay without penalty or premium of any kind any of the Loans made to it in whole or in part, subject to Section 2.17 and to prior notice in accordance with paragraph (b) of this Section; provided that interest will accrue on such amount being prepaid until the next business day if such payment is received after 3:00 p.m., New York City time.

(b) The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by electronic communication or facsimile, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the respective Swingline Lenders) of any prepayment hereunder not later than (i) 12:00 noon, New York City time, one Business Day prior to the date of prepayment, in the case of prepayments of ABR Loans or Federal Funds Rate Loans and (ii) 12:00 noon, New York City time, three Business Days prior to the date of prepayment, in the case of prepayments of Term Benchmark Loans. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the

Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14 and any break funding payments to the extent required by Section 2.17.

Section 2.12 [Reserved].

Section 2.13 Fees. (a) JFC agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Effective Date to but excluding the date on which the Initial Tranche Commitments terminate (or, if later, the date on which all Revolving Credit Exposure of JFC has been repaid), computed at the Facility Fee Rate with respect to JFC on such Lender’s Applicable Class Percentage in respect of the Initial Tranche Commitments of the daily amount of the Parent Sublimit (or, following termination of the Initial Tranche Commitments, on the average daily amount of the Parent Revolving Credit Exposure of such Lender) during the period for which payment is made, payable in arrears on the date that is 15 days after the last day of each March, June, September and December of each year and on the date of termination of the Initial Tranche Commitments and, following termination of the Initial Tranche Commitments, on demand.

EDJ agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Effective Date to but excluding the date on which the Initial Tranche Commitments terminate (or, if later, the date on which all Revolving Credit Exposure of EDJ has been repaid), computed at the Facility Fee Rate with respect to EDJ on such Lender’s Applicable Class Percentage in respect of the Initial Tranche Commitments of (x) the daily amount of the Initial Tranche Commitments minus (y) the average daily amount of the Parent Sublimit (or, following termination of the Initial Tranche Commitments, on the average daily amount of (x) the Initial Borrower Revolving Credit Exposure of such Lender minus (y) the Parent Revolving Credit Exposure of such Lender) during the period for which payment is made, payable in arrears on the date that is 15 days after the last day of each March, June, September and December of each year and on the date of termination of the Initial Tranche Commitments and, following termination of the Initial Tranche Commitments, on demand.

Edward Jones Bank agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Edward Jones Bank Effective Date to but excluding the date on which the Edward Jones Bank Tranche Commitments terminate (or, if later, the date on which all of the Edward Jones Bank Revolving Credit Exposure has been repaid), computed at the Facility Fee Rate with respect to Edward Jones Bank on such Lender’s Applicable Class Percentage in respect of the Edward Jones Bank Tranche Commitment of the daily amount of the Edward Jones Bank Tranche Commitments (or, following termination of the Edward Jones Bank Tranche Commitments, on the average daily amount of the Edward Jones Bank Revolving Credit Exposure of such Lender) during the period for which payment is made, payable in arrears on the date that is 15 days after the last day of each March, June, September and December of each year (commencing on the first such date to occur after the Edward Jones Bank Effective Date) and on the date of termination of the Edward Jones Bank Tranche Commitments and, following termination of the Edward Jones Bank Tranche Commitments, on demand.

All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrowers and the Administrative Agent.

(c) EDJ agrees to pay to the Administrative Agent, for the account of each Swingline Lender, a fee in an amount equal to 0.50% per annum on the amount of any outstanding Intraday Swingline Loans made by such Lender, payable in arrears on the date that is 15 days following the last day of each fiscal quarter of EDJ.

(d) All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.14 Interest. (a) (i) The Loans comprising each Federal Funds Rate Borrowing (including each Swingline Loan (other than an Intraday Swingline Loan) and each Uncommitted Swingline Loan) shall bear interest at the Federal Funds Rate plus the Applicable Rate and (ii) the Loans comprising each ABR Borrowing (including each Swingline Loan (other than an Intraday Swingline Loan) and each Uncommitted Swingline Loan) shall bear interest at ABR plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan (other than an Intraday Swingline Loan), 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any overdue Intraday Swingline Loan, 2% plus the rate applicable to Federal Funds Rate Loans as provided in paragraph (a)(i) of this Section or (iii) in the case of any other amount, 2% plus the rate applicable to (x) in the case of amounts owing by EDJ, Federal Funds Rate Loans as provided in paragraph (a)(i) of this Section and (y) in the case of amounts owing by JFC or Edward Jones Bank, ABR Loans as provided in paragraph (a)(ii) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments of the applicable Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Federal Funds Rate Revolving Loan or ABR Loan, in each case, prior to the end of the applicable Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days (except that interest computed by reference to the ABR at times when ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Federal Funds Rate, ABR or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) For the avoidance of doubt, Intraday Swingline Loans shall not bear interest (but the fees described in Section 2.13(c) with respect thereto shall be subject to clause (c) above if not paid when due).

Section 2.15 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.15, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that, prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) in the case of JFC or Edward Jones Bank, an ABR Borrowing and (y) in the case of EDJ, a Federal Funds Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark

Loan is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.15(a) with respect to the Term SOFR Rate, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) in the case of JFC or Edward Jones Bank, an ABR Loan and (y) in the case of EDJ, a Federal Funds Rate Loan, in each case on such day.

(b) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:

(i) in the case of EDJ, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for a Federal Funds Rate Borrowing (any occurrence of the events described in this clause (b)(i) (including the lead-in hereto), an “EDJ Benchmark Termination Event”); and

(ii) in the case of JFC and Edward Jones Bank, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document.

(c) Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement or an EDJ Benchmark Termination Event, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.15.

(e) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon a Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any then-existing request for a borrowing of, conversion to or continuation of Term Benchmark Loans and, failing that, the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (x) in the case of JFC or Edward Jones Bank, an ABR Borrowing and (y) in the case of EDJ, a Federal Funds Rate Borrowing.

Section 2.16 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (c) through (e) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Recipient of participating in or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will within ten (10) Business Days of written demand pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then such Lender shall promptly notify the applicable Borrowers in writing thereof, and from time to time such Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Notwithstanding anything to the contrary provided in this Section 2.16, no lender shall be entitled to request any payment or amount under this Section 2.16 unless such Lender is generally demanding payment in a consistent manner under comparable provisions of its agreements with similarly situated borrowers of similar credit quality.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers, shall include reasonable details for calculation of such amount or amounts and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to notify the Borrowers or demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that a Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.17 Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to

Section 2.20, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower, shall include reasonable details for calculation of such amount or amounts and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.18 Taxes. (a) Each payment by any Loan Party under any Credit Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.18), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) Each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.18, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Each Loan Party shall severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Credit Document related to such Loan Party (including amounts paid or payable under this Section 2.18(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18 shall be paid within twenty (20) days after the Recipient delivers to the applicable Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Loan Party to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(e) shall be paid within twenty (20) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Credit Document shall deliver to the Loan Parties and the Administrative Agent, at the time or times reasonably requested by the Loan Parties or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Parties or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Loan Parties or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Loan Parties or the Administrative Agent as will enable the Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through (ii)(F) and Section 2.18(f)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Loan Parties or the Administrative Agent (or as otherwise required by applicable law), any Lender shall update any form or certification previously delivered pursuant to this Section 2.18(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Loan Parties and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, any Lender with respect to the Loan Parties shall, if it is legally eligible to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies reasonably requested by the Loan Parties and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under any Credit Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit C (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Credit Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable any Loan Party or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 2.18, it shall remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.18 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund plus any interest included in such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) by the relevant Governmental Authority attributable thereto) to such Loan Party, net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Recipient agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Nothing in this Section 2.18(g) shall interfere with the right of a Recipient to arrange its tax affairs in whatever manner it thinks fit nor oblige any Recipient to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or any other confidential information or require any Recipient to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any Recipient be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such Recipient in a less favorable position (on a net after-Tax basis) than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(h) Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, each Loan Party and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i) For purposes of this Section 2.18, the term “applicable law” includes FATCA.

Section 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.16, Section 2.17 or Section 2.18, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its applicable office or offices as described in an Administrative Questionnaire provided by the Administrative Agent to the Borrowers from time to time, except that payments pursuant to Section 2.16, Section 2.17 or Section 2.18 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding

Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from a Borrower to pay fully all amounts of principal, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans or Uncommitted Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and Uncommitted Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Swingline Loans and Uncommitted Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans and Uncommitted Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

(e) If any Lender shall fail to make any Loan or payment required to be made by it pursuant to Section 2.02, Section 2.05(c), Section 2.06(c), Section 2.07(b), Section 2.19(d)

or Section 9.03(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.20 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (x) any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, (y) in connection with any proposed amendment, waiver or consent to this Agreement or any other Credit Document requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”) or (z) any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender or Non-Consenting Lender, as applicable, and the Administrative Agent, require such Lender or such Non-Consenting Lender, as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender or such Non-Consenting Lender, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans and Uncommitted Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the applicable Borrower and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. In connection with any such assignment, such Lender being replaced pursuant to this Section 2.20(b) shall execute and deliver an Assignment and Assumption with respect to all its interests, rights and obligations under this Agreement and deliver any Notes evidencing its Loans to the Borrowers or Administrative Agent; provided that the failure of any such Lender to execute an Assignment and Assumption or to deliver such

Notes shall not render such assignment and delegation invalid and such assignment shall be recorded in the Register and the promissory notes deemed cancelled upon such failure. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) [reserved];

(b) the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each affected Lender;

(c) if any Swingline Exposure or Uncommitted Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and Uncommitted Swingline Exposure in respect of any Class of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitments of the such Class but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of such Class plus such Defaulting Lender’s Swingline Exposure and Uncommitted Swingline Exposure of such Class does not exceed the total of all non-Defaulting Lenders’ Commitments of such Class; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one (1) Business Day following notice by the Administrative Agent prepay such Swingline Exposure and Uncommitted Swingline Exposure;

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the applicable Class of the non-Defaulting Lenders and Swingline Exposure related to any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein); and

(e) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative

Agent hereunder or under the other Credit Documents; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Swingline Lender or Uncommitted Swingline Lender hereunder; third, as the applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the applicable Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy potential future obligations of such Defaulting Lender to fund Loans and other obligations under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Uncommitted Swingline Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Uncommitted Swingline Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) any Borrower makes a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, then such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.21(e). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Lender shall occur following the Effective Date and for so long as such event shall continue or (ii) a Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan unless such Swingline Lender shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to such Swingline Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, the Swingline Lenders and the Uncommitted Swingline Lenders, if any, each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Lenders’ Swingline Exposure of each Class and the Uncommitted Swingline Exposure of each Class shall be readjusted to reflect the inclusion of such Lender’s Commitment of the applicable Class and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans and Uncommitted Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans of each Class in accordance with its Applicable Class Percentage. No adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender.

Section 2.22 Incremental Commitments.

(a) The Initial Borrowers may, by written notice to the Administrative Agent from time to time, but in no event more than twice (provided that the Administrative Agent may, in its sole discretion, waive such restriction), request the establishment of additional revolving credit commitments made available to the Initial Borrowers in the form of an increase in the then existing Initial Tranche Commitments (the “Incremental Commitments”) in an amount not to exceed the Incremental Amount at such time from one or more Incremental Lenders (which may include any existing Lender) willing to provide such Incremental Commitments, in their own discretion; provided, that (i) each Incremental Lender shall be subject to the approval of the Administrative Agent, each Swingline Lender (which approval shall not be unreasonably withheld or delayed) and each Initial Borrower (which approval shall not be unreasonably withheld or delayed) unless such Incremental Lender is a Lender and (ii) each Incremental Commitment shall be on the same terms as the then existing Initial Tranche Commitments and in all respects shall become a part of the Initial Tranche Commitments hereunder on such terms; provided, that, with the consent of the Initial Borrowers, the Applicable Rate (or any component thereof) applicable to the then existing Initial Tranche Commitments of the applicable Class (and any Loans and Facility Fees related thereto) shall automatically be increased (but in no event decreased) to the extent necessary to cause any Incremental Commitment to comply with this clause (ii). Such notice shall set forth (1) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 (or such lesser amount as the Administrative Agent may agree) or equal to the remaining Incremental Amount), (2) the aggregate amount of Incremental Commitments (including such proposed Incremental Commitments), which shall not exceed the Incremental Amount and (3) the date on which such Incremental Commitments are requested to become effective (the “Increased Amount Date”).

(b) The Initial Borrowers and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement. Each of the parties hereto hereby agrees that upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to increase the Commitments by the amount of the Incremental Commitments evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Initial Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.22 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.02 shall be satisfied (without giving effect to the first parenthetical set forth in Section 4.02(b)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of each of the Initial Borrowers and (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation to the extent reasonably required by the Administrative Agent, in each case consistent with those delivered on the Effective Date under Section 4.01.

(d) Each of the parties hereto hereby authorizes and directs the Administrative Agent to take any and all action as may be reasonably necessary (i) to ensure that all Revolving

Loans in respect of Incremental Commitments, when originally made, are included in each Borrowing of outstanding Revolving Loans made to the Initial Borrowers on a pro rata basis and (ii) to reallocate, substantially concurrently with the incurrence of any Incremental Commitments, (x) all Initial Tranche Commitments and Edward Jones Bank Tranche Commitments amongst the Lenders (including Incremental Lenders) such that after giving effect thereto the Lenders shall hold each of the Initial Tranche Commitments and the Edward Jones Bank Tranche Commitments ratably according to their Applicable Percentages and (y) all Initial Tranche Loans and Edward Jones Bank Tranche Loans amongst the Lenders (including Incremental Lenders) such that after giving effect thereto the Lenders shall hold each of the Initial Tranche Loans and the Edward Jones Bank Tranche Loans ratably according to their Applicable Percentages (it being understood, for the avoidance of doubt, if any such Incremental Commitments are established pursuant to the terms hereof, each existing Lender will be subject to the reallocation set forth in this clause (d), but such existing Lender’s aggregate Commitments shall not increase unless such existing Lender elects to participate in such Incremental Commitments).

(e) No existing Lender shall have any obligation to participate in any such Incremental Commitment unless it agrees to do so in its sole discretion.

Section 2.23 Extension of Maturity Date.

(a) The Borrowers may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days, and not more than 90 days, in advance of the third anniversary or fourth anniversary of the Effective Date, request that the Lenders extend the Maturity Date in effect at such time (the “Existing Maturity Date”) by one year; provided that the Existing Maturity Date may be extended no more than two times pursuant to this Section 2.23. Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 30 days prior to the applicable anniversary of the Effective Date, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-Extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-Extending Lender. The Administrative Agent shall notify the Borrowers, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree.

(b)

(i) If, by the Response Date, Lenders holding Commitments that aggregate 50% or more of the total Commitments shall constitute Non-Extending Lenders, then the Existing Maturity Date shall not be extended and the outstanding principal balance of all Loans and other amounts payable hereunder related thereto shall be payable, and the Commitments shall terminate, on the Existing Maturity Date in effect prior to such extension request.

(ii) If (and only if), by the Response Date, Lenders holding Commitments that aggregate more than 50% of the total Commitments (after giving effect to Section 2.23(c) below) shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”), then effective on and as of the effective date of the applicable extension under this Section 2.23, the Maturity Date for such Extending Lenders shall be extended to the first anniversary of the Existing Maturity Date (subject to satisfaction of the conditions set forth in Section 2.23(d)). In the event of such extension, the Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date in effect for such Non-Extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable hereunder related thereto to such Non-Extending Lender shall become due and payable on such Existing Maturity Date and, subject to Section 2.23(c) below, the total Commitments hereunder shall be reduced by the Commitments of the Non-Extending Lenders so terminated on such Existing Maturity Date.

(c) In the event of any extension of the Existing Maturity Date pursuant to Section 2.23(b)(ii), the Borrowers shall have the right on or before the applicable Existing Maturity Date, at their own expense, to require any Non-Extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.16, Section 2.17, Section 2.19 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations under this Agreement to one or more banks or other financial institutions identified to such Non-Extending Lender by the Borrowers, which may include any existing Lender (each a “Replacement Lender”); provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Swingline Lender (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Swingline Lenders would be required to effect an assignment under Section 9.04, (ii) such assignment shall become effective as of a date specified by the Borrowers (which shall not be later than the Existing Maturity Date in effect for such Non-Extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount of Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date.

(d) As a condition precedent to each such extension of the Existing Maturity Date pursuant to Section 2.23(b)(ii) the Borrowers shall (i) deliver to the Administrative Agent a certificate of each Borrower dated as of the Existing Maturity Date signed by an Authorized Officer of each Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of each Borrower set forth in this Agreement and each other Credit Document shall be true and correct in all material respects on and as of such date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects), and except to the extent any such representation or warranty is stated to relate solely to an earlier date (other than the Effective Date), in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) and (B) no Default or Event of Default shall have occurred and be continuing and first make such prepayments of the outstanding Loans as shall be required such that, after giving effect to the termination of the applicable Commitments of the Non-Extending Lenders pursuant to Section 2.23(b) and any assignment pursuant to Section 2.23(c), the aggregate Revolving Credit Exposure so provided does not exceed the aggregate amount of applicable Commitments being extended.

(e) For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.23 and (ii) the operation of this Section 2.23 in accordance with its terms is not an amendment subject to Section 9.02.

(f) Notwithstanding anything to the contrary herein, the Borrowers may, (i) in the Extension Request delivered to the Administrative Agent pursuant to Section 2.23(a), irrevocably elect that all Edward Jones Bank Tranche Commitments extended pursuant to this Section 2.23 shall be converted to Initial Tranche Commitments on the Existing Maturity Date or (ii) make such election at a later time in accordance with Section 2.09(c).

ARTICLE III

Representations and Warranties

Section 3.01 Representations and Warranties of the Borrowers. Each Borrower represents and warrants with respect to itself (and, where applicable, its Subsidiaries) only as follows:

(a) Such Borrower and each of its Subsidiaries (i) is a Person (other than a natural person and with respect to such Borrower only, is a corporation, limited liability company, partnership, limited partnership or limited liability limited partnership) duly organized, validly existing and (to the extent applicable in the jurisdiction of its formation) in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing (to the extent such concept exists) under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification and (iii) has all requisite corporate, limited liability company, partnership or other organizational power and authority and has all requisite Governmental Authorizations, in each case, to own or lease and operate its properties and to carry on its business as currently conducted; except in each case referred to in clause (i) (other than with respect to such Borrower), (ii) or (iii) to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The execution, delivery and performance by such Borrower of each Credit Document to which it is a party, and the consummation of the financing transactions evidenced by each Credit Document to which it is a party, are within such Borrower’s corporate, limited liability company, limited partnership or other organizational powers, have been duly authorized by all necessary corporate, limited liability company, limited partnership or other organizational action, and do not (i) contravene such Borrower’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X), order, writ, judgment, injunction, decree, determination or award of any Governmental Authority to which such Person is a party or subject, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, indenture, mortgage, deed of trust, material lease or other material contract or instrument binding on such Borrower, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Borrower or any of its Subsidiaries, except with respect to any violation, conflict, breach, default or requirement referred to in clauses (ii) or (iii) to the extent that such violation, conflict, breach, default or requirement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by, or enforcement against, such Borrower of any Credit Document to which it is a party or any extension of credit hereunder, except for (i) with respect to the transfer, directly or indirectly, of the Equity Interests of any Broker-Dealer Subsidiary, giving all necessary notices to third parties and obtaining all necessary Governmental Authorizations in connection with such exercise of remedies or transfer including, without limitation, to the extent required under the Financial Industry Regulatory Authority’s NASD Rule 1017, (ii) the Governmental Authorizations, notices and filings that have been duly obtained, taken, given or made, as applicable, and are in full force and effect and (iii) those Governmental Authorizations, notices and filings the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) This Agreement has been, and each other Credit Document when delivered hereunder will have been, duly executed and delivered by such Borrower party thereto. This Agreement is, and each other Credit Document when delivered hereunder will be, the legal, valid and binding obligation of such Borrower party thereto, enforceable against such Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) There is no action, suit, investigation, litigation or proceeding affecting such Borrower or any of its Subsidiaries pending or, to the knowledge of such Borrower, threatened in writing before any Governmental Authority or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Credit Document or the consummation of the financing transactions evidenced hereby and by the other Credit Documents.

(f) (i) Solely in the case of the Parent, the audited Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 2025, and the related audited Consolidated statement of income and audited Consolidated statement of cash flows of the Parent and its Subsidiaries for the Fiscal Year then ended (including the related schedules and notes thereto), accompanied by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, copies of which have been made available to each Lender, fairly present in all material respects the Consolidated financial condition of the Parent and its Subsidiaries as at such date and the Consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis (except as approved by the aforementioned firm of accountants and disclosed therein).

(ii) Solely in the case of the Parent, the unaudited Consolidated balance sheet of the Parent and its Subsidiaries as at March 27, 2026 and June 26, 2026, and the related unaudited Consolidated statement of income and unaudited Consolidated statement of cash flows of the Parent and its Subsidiaries for such fiscal quarters then ended (including the related schedules and notes thereto) fairly present in all material respects the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates (subject to normal year-end audit adjustments and the absence of footnotes), all in accordance with GAAP applied on a consistent basis (except as approved by the aforementioned firm of accountants and disclosed therein).

(iii) EDJ’s (A) audited Consolidated FOCUS-III Reports for the fiscal year ended December 31, 2025, accompanied by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, copies of which have been made available to each Lender, fairly present in all material respects the Consolidated financial condition of EDJ and its Subsidiaries as at such date and the Consolidated results of operations of EDJ and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis (except as approved by the aforementioned firm of accountants and disclosed therein) and (B) unaudited FOCUS-II Report for the fiscal quarters ended March 27, 2026 and June 26, 2026, fairly presents in all material respects the financial condition of EDJ at such dates and the results of operations of EDJ for the periods ended on such dates.

(iv) Since December 31, 2025, no event, change or condition has occurred and is continuing that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to each Initial Borrower.

(g) [Reserved].

(h) The Information Memorandum and any of the other reports, financial statements, certificates or other written information, other than forward-looking statements (including any projections) and information of a general economic or general industry nature, made available to the Administrative Agent or any Lender by such Borrower or any of its respective representatives in connection with the transactions contemplated hereby on or prior to the date that was one Business Day prior to the Effective Date, when taken as a whole, together with all information contained in publicly available regular or periodic reports filed by such Borrower with the SEC during the period from June 26, 2026 to and including the date that was one Business Day prior to the Effective Date, is (as of the Effective Date) correct in all material respects and does not (as of the Effective Date) contain any untrue statement of a material fact or knowingly omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(i) No proceeds of any Loan will be used by such Borrower for any purpose that violates the provisions of Regulation T, U or X, as applicable and in effect from time to time.

(j) Such Borrower is not, nor is it required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

(k) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.

(ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Single Employer Plan, copies of which have been filed with the IRS and will be made available to the Lenders upon a written request to the Borrowers, is complete and accurate in all material respects and fairly presents the funding status of such Single Employer Plan as of the date specified in such filing.

(iii) No Borrower or any ERISA Affiliate has contributed or has had an obligation to contribute to any Multiemployer Plan.

(l) Except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the operations and properties of such Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits; and (ii) neither such Borrower nor any of its Subsidiaries has become subject to, has received notice of any claim with respect to, or knows of any basis for any Environmental Liability.

(m) Such Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all federal and state and other material Tax returns required to be filed by it and has paid all Taxes due, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(n) EDJ (i) maintains procedures and internal controls reasonably designed to ensure compliance with the provisions of Regulation T, (ii) is a member in good standing of FINRA and (iii) is duly registered as a broker dealer with the SEC and in each state where the conduct of a material portion of its business requires such registration.

(o) Such Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of such Borrower, its employees and agents, are in compliance with applicable Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (i) such Borrower, any of its Subsidiaries, any of their respective directors or officers or employees, or (ii) to the knowledge of such Borrower, any agent of such Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No

Loan, use of proceeds or other transaction contemplated by this Agreement will violate applicable Anti-Corruption/Anti-Money Laundering Laws or applicable Sanctions.

(p) Such Borrower (or, in the case of Edward Jones Bank, each of such Borrower and the Guarantor) is not an Affected Financial Institution.

(q) After giving effect to the transactions contemplated hereby and the incurrence of any Obligations hereunder from time to time, such Borrower is Solvent.

(r) As of the Effective Date, to the best knowledge of such Borrower, the information included in such Borrower’s Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

(s) Neither any Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither any Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE IV

Conditions

Section 4.01 Effective Date. This Agreement and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

(b) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Duane Morris LLP, counsel for the Borrowers, of Bennett Tueller Johnson & Deere, counsel for Edward Jones Bank and of Chief Legal Officer of JFC and EDJ, each in form and substance reasonably acceptable to the Administrative Agent. Each Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received customary documents and certificates as the Administrative Agent shall reasonably request, relating to the organization, existence and good standing of each Borrower and the authorization of the Transactions and any other legal matters relating to each Borrower, this Agreement or the Transactions, all in form and substance customary for transactions of the type contemplated hereby and reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.02.

(e) The Lenders, the Administrative Agent and the Lead Arrangers shall have received, on or prior to the Effective Date, all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced not less than one (1) Business Day prior to the Effective Date, reimbursement or payment of all out of pocket expenses and other amounts required to be reimbursed or paid by any Borrower hereunder.

(f) The Administrative Agent shall have received reasonably satisfactory evidence that the Credit Agreement, dated as of October 18, 2022 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Initial Borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent shall have been terminated and all amounts thereunder shall have been repaid in full (other than contingent indemnification obligations for which no claim has been asserted), all commitments in connection therewith shall have been terminated.

(g)

(i) The Lenders shall have received all Patriot Act and “know your customer”/anti-money laundering documentation and information relating to the Borrowers and their respective Subsidiaries reasonably requested by the Lenders in writing at least two Business Days prior to the Effective Date; and

(ii) To the extent requested by the Administrative Agent or any Lender at least ten days prior to the Effective Date, the Administrative Agent or such requesting Lender, as applicable, shall have received, at least five days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower

(provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (g) shall be deemed to be satisfied).

(h) The Administrative Agent shall have received the financial statements and reports set forth in Section 3.01(f).

(i) All governmental and third party approvals (including partnership approvals, if any) necessary in connection with the continuing operations of the Borrowers and the transactions contemplated hereby shall have been obtained on reasonably satisfactory terms and shall be in full force and effect.

(j) The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions and offices in the United States where liens on material assets of the Borrowers are required to be filed or recorded, and such search shall reveal no liens on any of the assets of the Borrowers except for Liens permitted herein or liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on November 6, 2026 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan requested to be made by it on any date (and, for the avoidance of doubt and without limitation, each borrowing of Uncommitted Swingline Loans) is subject to the satisfaction or waiver of the following conditions:

(a) The Administrative Agent and, in the case of Swingline Loans, the applicable Swingline Lenders, or the applicable Uncommitted Swingline Lenders, shall have received a Borrowing Request.

(b) The representations and warranties of the applicable Borrower (or, in the case of any Loan made to Edward Jones Bank, of each of Edward Jones Bank and JFC) set forth in this Agreement or any other Credit Document, other than (with respect to any such Loan made after the Effective Date) the representations and warranties contained in Section 3.01(e), in the last sentence of Section 3.01(f) and in Section 3.01(l)(ii) and those only made as of the Effective Date, shall be true and correct in all material respects on and as of such date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects), and except to the extent any such representation or warranty is stated to relate solely to an earlier date (other than the Effective Date), in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of such earlier date).

(c) At the time of and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

Each borrowing of Loans (but excluding, for the avoidance of doubt, any conversion or continuation of Loans) shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

Section 4.03 Conditions to Initial Borrowings by Edward Jones Bank. Notwithstanding anything to the contrary set forth herein, (x) no Loans shall be made to Edward Jones Bank hereunder, (y) no Edward Jones Bank Tranche Commitments shall be effective and (z) Edward Jones Bank may not submit a Borrowing Request for any Loans hereunder, until the date, which must be prior to the Edward Jones Bank Availability End Date, that each of the following conditions are satisfied (such date, the “Edward Jones Bank Effective Date”) (it being understood, for the avoidance of doubt that, (i) on and after the Edward Jones Bank Effective Date, the conditions set forth in Section 4.02 above shall be required to be satisfied as a condition to any extension of credit to be made under such Edward Jones Bank Tranche Commitments and (ii) if the conditions in this Section 4.03 are not satisfied prior to the Edward Jones Bank Availability End Date, then no Loans shall be made to Edward Jones Bank hereunder):

(a) The Effective Date shall have occurred.

(b) (x) All conditions to the approvals (i) by the Federal Deposit Insurance Corporation of Edward Jones Bank’s application for federal deposit insurance set forth in the Edward Jones Bank Order and Statement, dated as of February 27, 2026, and (ii) by the Utah Department of Financial Institutions to establish Edward Jones Bank as a Utah state-chartered industrial bank (the “ILC Approvals”), in each case that, by their nature, may be or are required to be satisfied prior to the effective date of federal deposit insurance for Edward Jones Bank or prior to Edward Jones Bank opening for business as an industrial bank, shall have been satisfied, and (y) Edward Jones Bank shall have opened for business as an FDIC-insured Utah state-chartered industrial bank.

(c) The Initial Borrowers shall have given the Administrative Agent and the Lenders at least three Business Days prior written notice of the proposed Edward Jones Bank Effective Date.

(d) The representations and warranties of each Borrower set forth in this Agreement or any other Credit Document shall be true and correct in all material respects on and as of such date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects), and except to the extent any such representation or warranty is stated to relate solely to an earlier date (other than the Effective Date), in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of such earlier date).

(e) At the time of and immediately after giving effect to the Edward Jones Bank Effective Date, no Default or Event of Default shall have occurred and be continuing.

(f) The Administrative Agent shall have received customary documents and certificates as the Administrative Agent shall reasonably request, relating to the organization, existence and good standing of Edward Jones Bank and the authorization of the transactions contemplated hereby and any other legal matters relating to Edward Jones Bank, this Agreement, the other Credit Documents or the transactions contemplated hereby, all in form and substance customary for transactions of the type contemplated hereby and reasonably satisfactory to the Administrative Agent.

(g) The Administrative Agent shall have received a certificate, dated the Edward Jones Bank Effective Date and signed by the President, a Vice President or a Financial Officer of Edward Jones Bank and JFC (together with any backup reasonably requested by the Administrative Agent), confirming compliance with the conditions set forth in paragraphs (d) and (e) of Section 4.03 and certifying that (i) after giving effect to the Edward Jones Bank Effective Date and any borrowings of Edward Jones Bank Tranche Loans on such date, Edward Jones Bank will continue to satisfy all applicable regulatory capital, leverage, liquidity or other financial maintenance requirements under the ILC Approvals or other applicable law and (ii) all other conditions to the Edward Jones Bank Effective Date set forth in this Section 4.03 have been satisfied or waived.

(h) The Administrative Agent shall have received, on or prior to the Edward Jones Bank Effective Date, all fees and other amounts due and payable on or prior to the Edward Jones Bank Effective Date, including, to the extent invoiced not less than one Business Day prior to the Edward Jones Bank Effective Date, reimbursement or payment of all out of pocket expenses and other amounts required to be reimbursed or paid by any Borrower hereunder.

(i) (i) The Lenders shall have received all Patriot Act and “know your customer”/anti-money laundering documentation and information relating to Edward Jones Bank and its Subsidiaries reasonably requested by the Lenders in writing at least two Business Days prior to the Edward Jones Bank Effective Date and (ii) to the extent requested by the Administrative Agent or any Lender at least three Business Days prior to the Edward Jones Bank Effective Date, the Administrative Agent or such requesting Lender, as applicable, shall have received, at least one Business Day prior to the Edward Jones Bank Effective Date, a Beneficial Ownership Certification in relation to Edward Jones Bank.

(j) All governmental and third party approvals (including partnership approvals, if any) necessary in connection with the continuing operations of Edward Jones Bank and the transactions contemplated hereby shall have been obtained on reasonably satisfactory terms and shall be in full force and effect.

(k) The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions and offices in the United States where liens on material assets of Edward Jones Bank are required to be filed or recorded, and such search shall reveal no liens on any of the assets of Edward Jones Bank except for Liens permitted herein or liens to be discharged on or prior to the Edward Jones Bank Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(l) The Edward Jones Bank Effective Date Reallocation shall have occurred (or shall occur substantially simultaneously with the Edward Jones Bank Effective Date).

(m) Edward Jones Bank shall not be a Sanctioned Person.

ARTICLE V

Covenants of the Borrowers

Section 5.01 Affirmative Covenants (Borrowers). So long as any Loan or any other Obligation of the applicable Borrower under any Credit Document (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or any Lender shall have any Commitment for the benefit of such Borrower hereunder, such Borrower will (it being understood that each provision of this Section 5.01 that is applicable to Edward Jones Bank shall be deemed to also be applicable to JFC as if it were the applicable Borrower):

(a) Reporting Requirements. Furnish to the Administrative Agent for prompt distribution to each Lender electing to receive the same:

(i) Default Notice. Promptly and in any event within three (3) Business Days after any Financial Officer of such Borrower has actual knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the Financial Officer of such Borrower setting forth details of such Default and the action that such Borrower has taken and proposes to take with respect thereto.

(ii) Annual Financials. As soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of (x) in the case of the Parent, the annual audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by (1) an opinion as to such audit report of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing and (2) if prepared, a report of such independent public accountants as to the Parent’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified by such accountants without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, provided that to the extent different components of such consolidated financial statements are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements; together with (A) a certificate of a Financial Officer of the Parent stating that no Default with respect to the Parent has occurred and is continuing or, if a Default with respect to the Parent has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and (B) a schedule in substantially the form of Exhibit B of the computations used by a Financial Officer of the Parent in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04(a), (y) in the case of EDJ, the annual audited Consolidated FOCUS III Report for such year for EDJ and its Subsidiaries, accompanied by (i) an opinion as to such audit report of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing and (ii) if prepared, a report of such independent public accountants as EDJ’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified by such accountants without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, provided that to the extent different components of such consolidated financial statements are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements; together with (A) a certificate of a Financial Officer of EDJ stating that no Default with respect to EDJ has occurred and is continuing or, if a Default with respect to EDJ has occurred and is continuing, a statement as to the nature thereof and the action that EDJ has taken and proposes to take with respect thereto and (B) a schedule in substantially the form of Exhibit B of the computations used by a Financial Officer of EDJ in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04(b) and (z) in the case of Edward Jones Bank, the annual audit report for such year for Edward Jones Bank and its Subsidiaries, including therein a Consolidated balance sheet of Edward Jones Bank and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of Edward Jones Bank and its Subsidiaries for such Fiscal Year, in each case accompanied by (1) an opinion as to such audit report of PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing and (2) if prepared, a report of such independent public accountants as to Edward Jones Bank’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified by such accountants without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, provided that to the extent different components of such consolidated financial statements are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements; together with a certificate of a Financial Officer of Edward Jones Bank stating that no Default with respect to Edward Jones Bank has occurred and is continuing or, if a Default with respect to Edward Jones Bank has occurred and is continuing, a statement as to the nature thereof and the action that Edward Jones Bank has taken and proposes to take with respect thereto.

(iii) Quarterly Financials. As soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year (commencing with the fiscal quarter ending September 25, 2026), (x) in the case of the Parent, a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Financial Officer of the Parent as having been prepared in accordance with GAAP, together with (1) a certificate of said officer stating that no Default with respect to the Parent has occurred and is continuing or, if a Default with respect to the Parent has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and (2) a schedule in substantially the form of Exhibit B of the computations used by the Parent in determining compliance with the covenants contained in Section 5.04(a), (y) in the case of EDJ, a copy of EDJ’s unaudited FOCUS-II Report for such quarter, which report shall fairly present in all material respects the financial condition of EDJ at such date and the results of operations for the period ended on such date, and duly certified by a Financial Officer of EDJ, together with (A) a certificate of said officer stating that no

Default with respect to EDJ has occurred and is continuing or, if a Default with respect to EDJ has occurred and is continuing, a statement as to the nature thereof and the action that EDJ has taken and proposes to take with respect thereto and (B) a schedule in substantially the form of Exhibit B of the computations used by EDJ in determining compliance with the covenants contained in Section 5.04(b) and (z) in the case of Edward Jones Bank, a copy of Edward Jones Bank’s unaudited Call Report for such quarter, which report shall fairly present in all material respects the financial condition of Edward Jones Bank at such date and the results of operations for the period ended on such date, and duly certified by a Financial Officer of Edward Jones Bank, together with a certificate of said officer stating that no Default with respect to Edward Jones Bank has occurred and is continuing or, if a Default with respect to Edward Jones Bank has occurred and is continuing, a statement as to the nature thereof and the action that Edward Jones Bank has taken and proposes to take with respect thereto.

(iv) Litigation; Material Adverse Effect. Promptly (1) after the commencement thereof, notice of any action, suit, litigation or proceeding before any Governmental Authority affecting such Borrower or any of its Subsidiaries, including any Environmental Liability, in each case, that would reasonably be expected to have a Material Adverse Effect and (2) and in any event within three (3) Business Days after any Financial Officer of such Borrower has actual knowledge thereof, any other event, development or occurrence, in each case, that would reasonably be expected to have a Material Adverse Effect.

(v) ERISA.

(A) ERISA Events and ERISA Reports. Promptly and in any event within 10 days after such Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, which would reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of a Borrower describing such ERISA Event and the action, if any, such Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto.

(B) Plan Terminations. Promptly and in any event within ten (10) Business Days after receipt thereof by such Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan under Section 4042 of ERISA.

(C) Plan Annual Reports. Promptly and in any event within thirty (30) days after the written request by any Lender to such Borrower, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the IRS with respect to each Single Employer Plan.

(D) Multiemployer Plans. Promptly and in any event within ten (10) days after such Borrower or any ERISA Affiliate knows or has reason to know that any Borrower or any ERISA Affiliate is contributing to or is required to contribute to any Multiemployer Plan, a statement of a Financial Officer of a Borrower describing such event.

(vi) Ratings. Promptly, and in any event within three Business Days, after any Rating Agency shall have announced any change in the rating established or deemed to have been established for the long-term issuer rating of JFC, written notice of such rating change.

(vii) Other Information. (i) Such other information respecting the business, financial condition or results of operations of such Borrower or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request and as is permitted to be furnished under applicable law and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Financial statements required to be delivered pursuant to Section 5.01(a)(ii) or 5.01(a)(iii) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which any Borrower files such documents on the SEC’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the SEC, or provides a link thereto on such Borrower’s website on the Internet, to which each Lender and the Administrative Agent have access; or (ii) on which such documents are posted on the applicable Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the financial statements referred to in Section 5.01(a)(ii) or 5.01(a)(iii), and in any event shall have no responsibility to monitor compliance by the applicable Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with (i) all laws, rules, regulations and orders of any Governmental Authority applicable to it and (ii) any loan agreement, indenture, mortgage, deed of trust, material lease or other material contract or instrument binding on such Borrower, any of its Subsidiaries or any of their properties, in each case, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(c) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent all Taxes imposed upon it or upon its property, other than (i) any such Tax that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (ii) to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies, insurance in such amounts and covering such risks (but including in any event general liability, product liability and business interruption), and with such deductibles or self-insurance retentions, as is usually carried by companies of similar size and engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

(e) Preservation of Corporate Existence, Etc. (i) Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain its legal existence and (ii) take all reasonable action to preserve and maintain, to the extent material to the conduct of the business of such Borrower and its Subsidiaries taken as a whole, its rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except in the case of clause (i) or (ii) to the extent (other than with respect to the preservation of the existence of such Borrower) the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that such Borrower and its Subsidiaries may consummate any merger, consolidation, liquidation, dissolution, sale, lease, transfer or other disposition not prohibited by Section 5.03 hereof.

(f) Visitation Rights. During normal business hours upon reasonable prior written notice (including by email) and from time to time, to the extent permitted by applicable law and without unreasonably interfering with such Borrower or its businesses, permit the Administrative Agent to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants; provided that representatives of such Borrower shall have the opportunity to be present at any meeting with its independent accountants; provided further that unless an Event of Default has occurred and is continuing (i) the exercise of visitation and inspection rights under this Section 5.01(f) shall be limited to one visit per Fiscal Year, and (ii) neither such Borrower nor any of its Subsidiaries shall be required to pay or reimburse any costs and expenses incurred by the Administrative Agent in connection with any additional visitations or inspections; provided further that during the occurrence and continuation of an Event of Default, there shall be no limitation on the frequency of such visits or inspections with respect to the applicable Borrower or the obligations of such Borrower to reimburse Administrative Agent for all reasonable, documented out-of-pocket costs and expenses related to such visits and inspections.

(g) Keeping of Books. (i) Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which true and correct entries (in all material respects) shall be made of all material financial transactions and the assets and business of such Borrower and each of its Subsidiaries and (ii) maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and maintained in conformity, in all material respects, with GAAP in effect from time to time.

(h) Maintenance of Properties, Etc. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(i) Anti-Corruption/Anti-Money Laundering Laws and Sanctions. Maintain in effect and enforce, and cause each of its Subsidiaries to maintain in effect and enforce, policies and procedures reasonably designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with any applicable Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions.

(j) Use of Proceeds. The proceeds of the Loans shall be available (and each Borrower agrees that it shall use such proceeds) solely to fund working capital needs and for general corporate purposes of such Borrower. Such Borrower shall not request any Borrowing, and such Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing in any manner that reasonably would be expected to result in the violation of any Sanctions applicable to any party hereto.

Section 5.02 [Reserved].

Section 5.03 Negative Covenants (Borrowers). So long as any Loan or any other Obligation of any Borrower under any Credit Document (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or any Lender shall have any Commitment hereunder, such Borrower will not, at any time (it being understood that each provision of this Section 5.03 that is applicable to Edward Jones Bank shall be deemed to also be applicable to JFC as if it were the applicable Borrower):

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired except:

(i) [reserved];

(ii) Permitted Encumbrances;

(iii) Liens created, incurred, assumed or suffered to exist by any Broker-Dealer Subsidiary in the ordinary course of business upon assets owned by such Broker-Dealer Subsidiary or as to which such Broker-Dealer Subsidiary has rights to create Liens thereon or held for its account to secure liabilities or obligations, actual or contingent, incurred in the ordinary course of business, including Liens in favor of clearing houses, clearing brokers or other entities providing clearing services and borrowings collateralized by client assets in the ordinary course of business;

(iv) with respect to the Initial Borrowers and their Subsidiaries (other than any Bank Group Member), other Liens not otherwise permitted under this Section 5.03(a) securing Debt and other liabilities of such Initial Borrower or any of its Subsidiaries (other than any Bank Group Member) in an aggregate outstanding amount not to exceed at any time (x) 15% of the aggregate Partnership Capital of such Initial Borrower and its Subsidiaries determined in accordance with GAAP, as shown on the most recent Consolidated balance sheet of such Initial Borrower and its Subsidiaries delivered pursuant to Section 5.01(a)(ii) or 5.01(a)(iii), minus (y) the aggregate outstanding principal amount of any Debt (other than Debt secured by such Liens permitted under this clause (iv)) of EDJ and/or any such Subsidiaries then outstanding under Section 5.03(b)(xx) (it being understood that the following voluntary Liens on the following items shall not be permitted by this clause (iv) (x) any assets carried in or credited to an account for the exclusive benefit of customers of any Initial Borrower or its Subsidiaries pursuant to Securities Exchange Act rule 15c3-3, (y) the right to receive back either (A) funds from a program bank to which funds had previously been transferred for credit to an account for the benefit of a customer of any Initial Borrower or Subsidiary in connection with such Initial Borrower’s or such Subsidiary’s bank cash sweep program or (B) proceeds from the sale of money market funds, not otherwise included in the reserve formula, previously purchased for credit to customer’s account at any Initial Borrower or Subsidiary in connection with such Initial Borrower’s or Subsidiary’s money market sweep program, in either the case of (A) or (B), in connection with funds advanced to customer by such Initial Borrower or such Subsidiary to settle transactions in advance of the return of such funds or sale proceeds, as applicable, and (z) the right to any return of any funds, financial instruments or other collateral provided to a clearing agency registered under the Securities Exchange Act to secure such Initial Borrower’s or such Subsidiary’s obligations to such clearing agency, other than those liens arising out of membership in any such clearing agency);

(v) Liens in respect of Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

(vi) Liens in favor of such Borrower or any wholly-owned Subsidiary of such Borrower;

(vii) Liens existing on any property or asset prior to the acquisition thereof by such Borrower or any Subsidiary thereof or existing on any property or asset of any Person that becomes a Subsidiary of such Borrower prior to the time such Person becomes a Subsidiary of such Borrower; provided that (1) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of such Borrower, (2) such Lien shall not apply to any other property or assets of such Borrower or any Subsidiary thereof and (3) such Lien shall secure only those obligations which it secured on the date of such acquisition or the date such Person becomes a Subsidiary of such Borrower, and any Debt not prohibited hereunder extending the maturity of, or refunding or refinancing such obligations;

(viii) Liens securing Debt permitted pursuant to Section 5.03(b)(xiv) (or Debt of the same type incurred by such Borrower or such Subsidiary) (other than any Chapter 100 Transaction obligations) upon or in any real property or equipment acquired or held by such Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment; provided that (1) such Liens shall not extend to or cover any property or assets of any character other than the property or equipment being financed, (2) such Liens shall be created within 90 days of the acquisition of the related asset and (3) the amount of Debt secured thereby is not increased;

(ix) Liens on any real property securing Mortgage Indebtedness permitted pursuant to Section 5.03(b)(xv) in respect of which (1) the recourse of the holder of such Mortgage Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the Mortgage Indebtedness secured by the Lien is limited to such real property directly securing such Mortgage Indebtedness, any after-acquired property affixed thereto or incorporated therein and any proceeds or products thereof and (2) such holder may not under the instrument creating the Lien or providing for the Debt secured by the Lien collect by levy of execution or otherwise against assets or property of any Borrower or any of their Subsidiaries (other than such real property directly securing such Mortgage Indebtedness) if such Borrower or any of their Subsidiaries fails to pay such Mortgage Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions;

(x) customary restrictions on transfers of assets contained in agreements related to the sale by any Borrower or any of their Subsidiaries of such assets pending their sale, provided that such restrictions apply only to the assets to be sold and such sale is permitted hereunder;

(xi) Liens described in Schedule 5.03(a);

(xii) the replacement, extension or renewal of any Lien permitted by clauses (vii), (viii) and (xi) above upon or on the same property subject thereto arising out of the replacement, extension or renewal of the indebtedness secured thereby (to the extent the amount thereof is not increased and such replacement, extension or renewal of such indebtedness is not otherwise prohibited under Section 5.03(b));

(xiii) Liens on collateral eligible to secure debt permitted pursuant to Section 5.03(b)(xix)(x) to the extent such Liens secure such permitted debt in accordance with requirements of the applicable Federal Reserve Bank or Federal Home Loan Bank, as applicable, including (A) blanket, specific or custody/delivery Liens on securities, loans and other assets of Edward Jones Bank or any of its Subsidiaries pledged as collateral for FHLB Advances, (B) any Lien in favor of a Federal Home Loan Bank on capital stock of such Federal Home Loan Bank owned by Edward Jones Bank or any of its Subsidiaries and on deposits maintained with such Federal Home Loan Bank, and (C) any Lien arising by operation of the Federal Home Loan Bank Act or the regulations promulgated thereunder; and

(xiv) with respect to Edward Jones Bank, other Liens not otherwise permitted under this Section 5.03(a) securing Debt and other liabilities of Edward Jones Bank or any of its Subsidiaries in an aggregate outstanding amount not to exceed at any time (x) $45,000,000 minus (y) the aggregate outstanding principal amount of any Debt (other than Debt secured by such Liens permitted under this clause (xiv)) of Edward Jones Bank and/or any such Subsidiaries then outstanding under Section 5.03(b)(xxi) (it being understood that the following voluntary Liens on the following items shall not be permitted by this clause (xiv) (x) any assets carried in or credited to an account for the exclusive benefit of customers of Edward Jones Bank or its Subsidiaries pursuant to

Securities Exchange Act rule 15c3-3, (y) the right to receive back either (A) funds from a program bank to which funds had previously been transferred for credit to an account for the benefit of a customer of Edward Jones Bank or its Subsidiary in connection with Edward Jones Bank’s or such Subsidiary’s bank cash sweep program or (B) proceeds from the sale of money market funds, not otherwise included in the reserve formula, previously purchased for credit to customer’s account at Edward Jones Bank or its Subsidiary in connection with Edward Jones Bank’s or such Subsidiary’s money market sweep program, in either the case of (A) or (B), in connection with funds advanced to customer by Edward Jones Bank or such Subsidiary to settle transactions in advance of the return of such funds or sale proceeds, as applicable, and (z) the right to any return of any funds, financial instruments or other collateral provided to a clearing agency registered under the Securities Exchange Act to secure Edward Jones Bank’s or such Subsidiary’s obligations to such clearing agency, other than those liens arising out of membership in any such clearing agency).

(b) Debt. In the case of EDJ and Edward Jones Bank, create, incur, assume or suffer to exist, or, in the case of each of EDJ, JFC and Edward Jones Bank, permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except, in each case:

(i) Debt under the Credit Documents;

(ii) Surviving Debt and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise not prohibited by the Credit Documents; provided further that the principal amount of any Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus accrued interest thereon and reasonable expenses and fees incurred in connection therewith, and no Borrower nor any Subsidiary thereof shall be added as an additional direct or contingent obligor with respect thereto, as a result of or in connection with such extension, refunding or refinancing; and provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable as determined in good faith by the applicable Borrower in any material respect to such Borrower than the terms of any agreement or instrument governing any Surviving Debt being extended, refunded or refinanced;

(iii) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates and exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

(iv) Debt owed by (1) any Subsidiary to any Borrower, (2) any Subsidiary to any other Subsidiary and (3) any Borrower to any other Borrower; provided that any such Debt (x) constitutes an advance made from existing cash on hand of such Subsidiary or such Borrower or other internal sources of funds of such Subsidiary or such

Borrower, as applicable, and shall not have been made with the proceeds of any third-party Debt of any Subsidiary or such Borrower (other than third-party Debt incurred by JFC), (y) shall not be pledged by such Subsidiary or such Borrower to any third party and (z) owed by Edward Jones Bank and its Subsidiaries pursuant to this clause (iv) shall be limited to Debt necessary to (i) comply with Section 5.04(c) and (ii) satisfy applicable conditions to the ILC Approvals;

(v) Debt of any Person that becomes a Subsidiary of such Borrower after the date hereof not in contravention of this Agreement, which Debt is existing at the time such Person becomes a Subsidiary of such Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of such Borrower), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Debt under this clause (v); provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise not prohibited by the Credit Documents; provided further that the principal amount of the Debt being extended, refunded or refinanced shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus accrued interest thereon and reasonable expenses and fees incurred in connection therewith, and no Borrower nor any Subsidiary shall be added as an additional direct or contingent obligor with respect thereto, as a result of or in connection with such extension, refunding or refinancing; and provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable as determined in good faith by the applicable Borrower in any material respect to such Borrower than the terms of any agreement or instrument governing the Debt being extended, refunded or refinanced;

(vi) to the extent the same constitutes Debt, Repurchase Obligations;

(vii) Debt under performance bonds, surety bonds and letter of credit obligations to provide security for worker’s compensation claims and Debt in respect of bank overdrafts not overdue for more than two days after such Borrower or any Subsidiary thereof had knowledge of such overdraft, in each case, incurred in the ordinary course of business;

(viii) to the extent the same constitutes Debt, obligations in respect of working capital adjustments and/or earn-out arrangements and customary indemnification obligations incurred in connection with any disposition or purchase or acquisition;

(ix) Ordinary Course Operating Debt;

(x) to the extent constituting Guaranteed Debt, indemnification obligations and other similar obligations of such Borrower and its Subsidiaries in favor of partners, directors, officers, employees, consultants or agents of such Borrower or any of its Subsidiaries extended in the ordinary course of business;

(xi) Guaranteed Debt with respect to leases in respect of real property entered into by any Subsidiary in the ordinary course of business;

(xii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(xiii) Debt owing to insurance companies to finance insurance premiums incurred in the ordinary course of business; provided that each insurance company financing such insurance premiums agrees to give the Administrative Agent not less than 30 days’ prior written notice before termination of any insurance policy for which premiums are being financed;

(xiv) Debt of any Borrower or any Subsidiary incurred to finance, the acquisition, construction or improvement of any fixed or capital assets in the ordinary course of business, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt to the extent not increasing the outstanding principal amount thereof or resulting in an earlier maturity date or decreasing the weighted average life thereof; provided that (1) such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (2) the principal amount of Debt secured by any such Lien shall at no time exceed the original purchase price of such property at the time it was acquired plus the reasonable construction cost of any buildings built on such property; provided further, for the avoidance of doubt, notwithstanding the restriction herein on extensions, renewals and replacements of any such Debt that result in an earlier maturity date, any Borrower or any Subsidiary may prepay such Debt at any time from existing cash on hand of such Subsidiary or such Borrower or other internal sources of funds of such Subsidiary or such Borrower, as applicable, and shall not have been made with the proceeds of any third-party Debt of any Subsidiary or such Borrower (other than third-party Debt incurred by JFC);

(xv) other Mortgage Indebtedness;

(xvi) [reserved];

(xvii) Debt arising out of Chapter 100 Transactions;

(xviii) Debt described in Schedule 5.03(b);

(xix) Debt of Edward Jones Bank arising from (w) deposit products or services offered by it as an FDIC-regulated entity in the ordinary course of business including customary deposit liabilities of industrial loan corporations, (x) borrowings from a Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board (12 C.F.R. Part 201), (y) advances, letters of credit and other extensions of credit made or issued by any Federal Home Loan Bank to or for the account of Edward Jones Bank or any of its Subsidiaries in the ordinary course of business, in accordance with the Federal Home Loan Bank Act (12 U.S.C. § 1421 et seq.), the regulations of the Federal Housing Finance Agency and the credit, collateral and membership policies of such Federal Home

Loan Bank (collectively, “FHLB Advances”), and (z) overnight or other short-term unsecured borrowings of, or purchases of, Federal Funds from counterparty types that are exempt entities as defined in Section 204.2(a)(1)(vii)(A) of Regulation D of the Federal Reserve Board;

(xx) with respect to the Initial Borrowers and their Subsidiaries (other than any Bank Group Member), other Debt not otherwise permitted under this Section 5.03(b) in an aggregate outstanding principal amount not to exceed at any time (x) 15% of the aggregate Partnership Capital of such Initial Borrower and its Subsidiaries determined in accordance with GAAP, as shown on the most recent Consolidated balance sheet of such Initial Borrower and its Subsidiaries delivered pursuant to Section 5.01(a)(ii) or 5.01(a)(iii), minus (y) the aggregate outstanding principal amount of any Debt (other than Debt permitted under this clause (xx)) and other liabilities secured by Liens then existing and permitted under Section 5.03(a)(iv); and

(xxi) with respect to Edward Jones Bank, other Debt not otherwise permitted under this Section 5.03(b) in an aggregate outstanding principal amount not to exceed at any time (x) $45,000,000 minus (y) the aggregate outstanding principal amount of any Debt (other than Debt permitted under this clause (xxi)) and other liabilities secured by Liens then existing and permitted under Section 5.03(a)(xiv).

(c) Change in Nature of Business. Engage or permit any of its Subsidiaries to engage in any material line of business substantially different from those lines of business conducted by such Borrower and its Subsidiaries on the Effective Date or any business or any other activities that are reasonably similar, ancillary, incidental, complimentary or related thereto, or a reasonable extension, development or expansion thereof (or, in the case of Edward Jones Bank, on and after the Edward Jones Bank Effective Date (if any), cease to be a Utah industrial loan corporation engaged primarily in those activities customarily approved for Utah industrial loan corporations and which is permitted to be conducted by an industrial loan company under 12 USC 1841(c)(2)(H), including accepting deposits (other than demand deposits that the depositor may withdraw by check or similar means for payment to third parties) and securities-based lending, among other permitted activities).

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or liquidate, divide or dissolve, or permit any of its Subsidiaries (including, for the avoidance of doubt, any Bank Group Member and any other Subsidiary that is a “bank” or a “depository institution” within the meaning of Section 3 of the Federal Deposit Insurance Act (12 U.S.C. § 1813)) to do any of the foregoing, except that:

(i) any Subsidiary of such Borrower (other than another Borrower) may merge into or consolidate with such Borrower or any other Subsidiary of such Borrower; provided that in the case of any such merger or consolidation to which a Borrower is a party, such Borrower shall be the surviving entity;

(ii) such Borrower or any Subsidiary of such Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of any such merger or consolidation to which any Borrower is a party, such Borrower shall be the surviving entity and (ii) immediately before and after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing;

(iii) as part of any sale, lease, transfer or other disposition not prohibited by Section 5.03(e), any Subsidiary of such Borrower (other than another Borrower) may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that immediately before and after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing; and

(iv) any Subsidiary of such Borrower (other than another Borrower) may liquidate or dissolve if such Borrower determines in good faith that such liquidation or dissolution is in the best interest of such Borrower and is not materially disadvantageous to the Lenders; provided, however, that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing.

(e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries (including, for the avoidance of doubt, any Bank Group Member and any other Subsidiary that is a “bank” or a “depository institution” within the meaning of Section 3 of the Federal Deposit Insurance Act (12 U.S.C. § 1813)) to sell, lease, transfer or otherwise dispose of (including by division), all or substantially all of the assets of such Borrower and its Subsidiaries, taken as a whole; provided, that, for the avoidance of doubt (x) LP Issuances and (y) the sale for cash consideration of participations in loans which are not “purpose credit,” within the meaning of Regulation T or Regulation U, made to securities brokerage clients of EDJ in the ordinary course of business consistent with past business practice shall be permitted.

(f) Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of such Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Borrower (collectively, “Restricted Payments”), except that such Borrower may make Restricted Payments so long as no Event of Default shall have occurred and be continuing or would exist after giving effect thereto; provided, however, that:

(i) except as set forth in clause (ii) below, notwithstanding the occurrence and continuance of an Event of Default, such Borrower shall be permitted to make and/or pay:

(A) distributions to its partners in order for each of them to pay any and all Indian, Canadian and U.S. federal, state or local income and/or employment taxes arising with respect to the income, gains or profit of such Borrower and its Subsidiaries (taking into account foreign tax credits and assuming that each partner is in the highest marginal rate for each taxing jurisdiction) (collectively, the “Tax Distributions”);

(B) distributions to fund the payment of interest on loans made by U.S. Bank National Association or JFC incurred by the partners to make their respective Capital Contributions (as defined in the JFC Partnership Agreement);

(C) salaries to its partners in accordance with its Organizational Documents;

(D) solely with respect to JFC, guaranteed payments to its limited partners as they come due in accordance with Section 3.3(B) of the JFC Partnership Agreement (or any equivalent provision of its Organizational Documents if such agreement is amended, amended and restated or otherwise modified, provided that such provision does not increase the amount or nature of such payment) and not on an accelerated basis;

(E) distributions to its partners required by such Borrower’s Repurchase Obligations;

(F) distributions constituting ordinary course compensation to parties to joint ventures in accordance with the agreement by which such joint venture is organized; provided that such distributions are considered compensation under GAAP or otherwise flow through the Borrower’s GAAP financials as an expense;

(G) distributions to its Service Partners constituting ordinary course compensation pursuant to the Service Partner Distribution Policy (both as defined in and in accordance with its Organizational Documents as in effect on the Effective Date); provided that such distributions are considered compensation under GAAP or otherwise flow through the Borrower’s GAAP financials as an expense;

(H) distributions to its general partners consistent with past practice pursuant to certain authorization agreements in connection with loans and advances from Parent to such general partners of Parent which authorization agreements provide for an annual distribution to such general partners in accordance with the terms thereof;

(I) other distributions to its partners in an amount not to exceed $5,000,000 in order to pay other amounts owing to such partners; and

(J) distributions to its Profits Interest Holders, solely in their capacities as Profits Interest Holders and solely with respect of their Profits Interests, pursuant to Sections 8.2A(i)(b) and 8.2A(i)(d) of the JFC Partnership Agreement, which provide for distributions at least annually to such Profits Interest Holders in accordance with, and subject to, the terms thereof; provided that, no distribution (or portion thereof) shall be permitted under this clause (J) to any such Person with respect to, or attributable to, any other interest held by such Person, including as a Subordinated Limited Partner, Class A Limited Partner or Class B Limited Partner;

in each case of the foregoing clauses (A) through and including (J), in the ordinary course of business and consistent with past practice (collectively, the “Permitted Restricted Payments”); and

(ii) if an Event of Default in respect of Section 5.04 or under Section 6.01(a) or under Section 6.01(f) shall have occurred and be continuing, no Permitted Restricted Payments (other than Tax Distributions) shall be permitted from and after the occurrence of such Event of Default and during the continuance thereof.

(g) Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(i) extensions of trade credit in the ordinary course of business;

(ii) investments in Cash Equivalents (and other Investments in the ordinary course of a broker-dealer business (including, without limitation, by EDJ made in the ordinary course of business in accordance with Rule 15c3-3 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act));

(iii) loans and advances to (i) employees or partners of such Borrower or any of its Subsidiaries (other than general partners) in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for such Borrower and its Subsidiaries not to exceed $5,000,000 at any one time outstanding, (ii) employees or partners of such Borrower or any of its Subsidiaries in the ordinary course of business pursuant to health savings accounts or other employee or partner benefit plans and (iii) general partners of Parent in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

(iv) any Borrower and their respective Subsidiaries may acquire, in a single transaction or series of related transactions (A) all or substantially all of the assets or a majority of the outstanding Securities entitled to vote in an election of members of the Governing Body of a Person incorporated or organized in the United States or (B) any division, line of business or other business unit of a Person that is incorporated or organized in the United States (such Person or such division, line of business or other business unit of such Person being referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by such Borrower and its Subsidiaries pursuant to Section 5.03(c), so long as (1) no Event of Default or Default shall then exist or would exist after giving effect thereto, (2) such Borrower delivers an Officer’s Certificate of an Authorized Officer attaching a schedule in substantially the form of Exhibit B of the computations used by such Borrower in determining compliance with the covenants contained in Section 5.04(a) or Section 5.04(b), as applicable to such Borrower, demonstrating that, after giving effect to such acquisition and any financing thereof on a pro forma basis as if such acquisition had been completed on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to

Section 5.01(a)(ii) or (iii), as applicable (such last day, the “test date”), such Borrower would have been in compliance with each of the financial covenants set forth in Section 5.04(a), Section 5.04(b) and/or Section 5.04(c), as applicable to such Borrower, and (3) such acquisition shall not be a “hostile” acquisition and shall have been approved by the Governing Body and/or partners of such Borrower or such Subsidiary, as applicable, and Target;

(v) intercompany Investments by such Borrower or any of its Subsidiaries in such Borrower or any of its Subsidiaries; provided that intercompany Investments by any Non-Bank Group Member in Edward Jones Bank and its Subsidiaries pursuant to this clause (v) shall be limited to Investments necessary to (i) comply with Section 5.04(c) and (ii) satisfy applicable conditions to the ILC Approvals;

(vi) Investments consisting of extensions of credit entered into or made or that are received in the ordinary course of business in accordance with normal practice and Investments in Hedge Agreements;

(vii) (A) Investments existing on the date hereof set forth on Schedule 5.03(g) and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as in effect on the date hereof or as otherwise permitted by this Section 5.03(g); and (B) Investments existing on the date hereof that are not set forth on Schedule 5.03(g) and are not otherwise permitted under this Section 5.03(g), and any modification, replacement, renewal, reinvestment or extension thereof that does not increase the amount of the original Investment except by the terms of such Investment as in effect on the date hereof or as otherwise permitted by this Section 5.03(g); provided that the aggregate outstanding amount of all Investments made in reliance on this clause (B) shall not exceed $7,500,000 at any time;

(viii) Investments existing on the Effective Date in any Subsidiaries of any Borrower in existence as of the Effective Date;

(ix) Investments in the form of promissory notes and other non-cash consideration received by a Borrower or any of its Subsidiaries in connection with any conveyances, sales, leases or sub-leases, assignments, transfers and dispositions permitted by Section 5.03(e);

(x) Securities purchased under agreements to resell (to the extent such transactions constitute Investments);

(xi) Investments in Securities, whether purchased and held for resale to customers, for such Person’s own investment purposes or to fund deferred compensation liabilities for employees or partners, in each case, in the ordinary course of business and consistent with past practice;

(xii) Investments consisting of (A) Margin Loans that are made by a Non-Bank Group Member that is a “creditor” (within the meaning of Regulation T) to customers in the ordinary course of business of such Non-Bank Group Member; provided that each such Margin Loan pursuant to this clause (A) shall be made in compliance with Regulation T and (B) Margin Loans that are made by Edward Jones Bank or any of its Subsidiaries to securities brokerage clients of EDJ in the ordinary course of business consistent with past business practice of Parent and its Subsidiaries and consistent with the business of Edward Jones Bank contemplated by and approved pursuant to the ILC Approvals; provided that in the case of clause (B), (x) each such Margin Loan shall be made in compliance with Regulation U and (y) neither Parent nor any of its Subsidiaries (including, for the avoidance of doubt Edward Jones Bank and its Subsidiaries) shall make, extend or maintain any Margin Loan that is or would be “purpose credit” within the meaning of Regulation U; provided further that, in the case of clause (A) or clause (B), each such Margin Loan pursuant to this clause (xii) shall be made in compliance with all other applicable laws, rules and regulations of any Governmental Authority (including the SEC and any self-regulatory organization) governing extensions of credit secured by margin stock or securities by broker-dealers or by banks or other lenders, as applicable;

(xiii) Investments in joint ventures from and after the Effective Date;

(xiv) Investments in Securities issued by Governmental Authorities;

(xv) Investments by any Initial Borrower constituting loans to such Borrower’s partners, the proceeds of which are used exclusively for the concurrent purchase of Partnership Capital;

(xvi) Investments by any Initial Borrower permitted pursuant to Section 5.03(f)(i)(E);

(xvii) Investments in joint ventures with financial advisors in the ordinary course of business and consistent with past practice;

(xviii) Investments in loans which are not “purpose credit,” within the meaning of Regulation T or Regulation U, to securities brokerage clients of EDJ in the ordinary course of business consistent with past business practice (including, for the avoidance of doubt, intercompany Investments by such Borrower in any of its Subsidiaries in order to provide funds for any such loans being made by such Subsidiary to its clients);

(xix) Investments by Edward Jones Bank or any of its Subsidiaries in capital stock of, and deposits with, any Federal Home Loan Bank, in each case required in connection with membership in, or FHLB Advances from, such Federal Home Loan Bank; and

(xx) in addition to Investments otherwise expressly permitted by this Section, any Investment by such Borrower or any of its Subsidiaries so long as at the time such Borrower or Subsidiary makes such Investment (1) no Event of Default shall have occurred and be continuing or would exist after giving effect thereto and (2) such Borrower shall be in compliance, on a pro forma basis after giving effect to such Investment, with the covenants applicable to such Borrower contained in Section 5.04 recomputed as at the last day of the most recently ended fiscal quarter of such Borrower and its Subsidiaries as if such Investment had occurred on the first day of each relevant period for testing such compliance.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 5.03(g), such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

(h) Sale and Lease-Backs. Except as set forth on Schedule 5.03(h) hereto, such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease (including a Capital Lease), of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that such Borrower or any of its Subsidiaries sells or transfers or is to sell or transfer to any other Person (other than such Borrower or any of its Subsidiaries); provided that (i) such Borrower and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that such Borrower or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under Subsection 5.03(b), as if the sale and lease-back transaction constituted Debt in a principal amount equal to the gross proceeds of the sale and (ii) any Subsidiary of any Borrower may enter into a Chapter 100 Transaction.

(i) Transactions with Affiliates. Conduct, or permit any of its Subsidiaries to conduct, any transaction with any of its Affiliates except (i) on terms that are (1) in, or not inconsistent with, the best interests of such Borrower and its partners or stockholders or (2) fair and reasonable and at least as favorable to such Borrower or such Subsidiary as it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate of such Borrower or such Subsidiary, (ii) any Affiliate who is an individual may serve as partner, director, officer, employee or consultant of such Borrower or any of its Subsidiaries and may receive reasonable compensation and indemnification for his or her services in such capacity, (iii) nonexclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property by such Borrower or any of its Subsidiaries to any other Affiliate of such Borrower or any of its Subsidiaries, (iv) any transaction between or among such Borrower and/or any of its Subsidiaries not involving any other Affiliate of such Borrower and (v) transactions existing on the date hereof identified on Schedule 5.03(i).

(j) Changes in Fiscal Year. Permit the fiscal year of such Borrower to end on a day other than December 31 or change such Borrower’s method of determining fiscal quarters.

(k) Anti-Corruption/Anti-Money Laundering Laws and Sanctions. Request any Borrowing, and such Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption/Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted under applicable law, or (iii) in any manner that reasonably would be expected to result in the violation of any Sanctions applicable to any party hereto.

(l) Outbound Investment Rules. Each Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

(m) Multiemployer Plans. Become obligated to contribute to, or allow any ERISA Affiliate to become obligated to contribute to, any Multiemployer Plans.

Section 5.04 Financial Covenants. (a) So long as any Loan or any other Obligation of either JFC or Edward Jones Bank under any Credit Document (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or any Lender shall have any Commitment hereunder, JFC shall:

(i) Total Capitalization. Maintain as of the end of the last day of each Measurement Period a Leverage Ratio of not more than 35%.

(ii) Minimum Partnership Capital. Maintain at all times Partnership Capital of not less than an amount equal to $3,810,750,000

(b) So long as any Loan or any other Obligation of EDJ under any Credit Document (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or any Lender shall have any Initial Tranche Commitment hereunder, EDJ shall:

(i) Minimum Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of not less than the Minimum TNW.

(ii) Regulatory Net Capital. Maintain at all times Regulatory Net Capital in compliance with applicable law but in no event less than six percent (6%) of its aggregate debit items calculated using the alternative standard for net capital calculation.

(c) So long as any Loan or any other Obligation of any Borrower under any Credit Document (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower shall:

(i) cause any of its Subsidiaries that is a “bank” or a “depository institution” within the meaning of Section 3 of the Federal Deposit Insurance Act (12

U.S.C. § 1813), including Edward Jones Bank, to be and remain at all times “well capitalized” within the meaning of the prompt corrective action regulations of such Subsidiary’s appropriate federal banking agency; and

(ii) meet, and cause any such Subsidiary that is a “bank” or a “depository institution” to meet, at all times all applicable minimum regulatory capital and leverage requirements under the capital adequacy regulations of the appropriate federal banking agency.

ARTICLE VI

Events of Default

Section 6.01 Events of Default. With respect to each Borrower, if any of the following events (each, an “Event of Default”) shall occur and be continuing with respect to such Borrower (it being understood that each provision of this Section 6.01 that is applicable to Edward Jones Bank shall be deemed to also be applicable to JFC as if it were the applicable Borrower):

(a) such Borrower shall fail to pay (i) any principal of any Loan when the same shall become due and payable or (ii) any interest on any Loan or any other payment obligation under any Credit Document, in each case under this clause (ii) within three (3) Business Days after the same shall become due and payable; or

(b) any representation or warranty made by such Borrower, in any Credit Document or in any document required to be delivered in connection therewith shall prove to have been incorrect in any material respect when made; or

(c) such Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a)(i), 5.01(e) (solely with respect to the existence of such Borrower), 5.03 (other than Section 5.03(j)) or Section 5.04; or

(d) such Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Credit Document (other than described in Section 6.01(a), (b) or (c)) on its part to be performed or observed and such failure shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender; or

(e) such Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Borrower or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $75,000,000 either individually or in the aggregate for such Borrower and its Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (1) liquidation, reorganization or other relief in respect of such Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Bankruptcy Law now or hereafter in effect or (2) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or (ii) such Borrower or any of its Subsidiaries shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Bankruptcy Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely manner, any proceeding or petition described in clause (f)(i) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or any of its Subsidiaries or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any corporate board action to authorize any of the foregoing; or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $75,000,000 shall be rendered against such Borrower or any of its Subsidiaries and there shall be any period of 60 consecutive days during which the payment for such judgment or order shall remain unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is fully covered by a valid and binding policy of insurance in favor of such Borrower or Subsidiary from an insurer that is rated at least “A” by A.M. Best Company or is in such Borrower’s reasonable determination otherwise credit-worthy and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order; or

(h) any material provision of any Credit Document (including, for the avoidance of doubt, the guarantee contained in Article VII hereof) after delivery thereof pursuant to Section 4.01 or Section 4.03, as applicable, shall for any reason cease to be valid and binding on or enforceable against such Borrower party thereto, or such Borrower shall so state in writing except to the extent such Borrower has been released from its obligations thereunder in accordance with this Agreement or such other Credit Document or such Credit Document has expired or terminated in accordance with its terms; or

(i) a Change of Control shall occur; or

(j) any ERISA Event shall have occurred that would reasonably be expected to result in liability to such Borrower and/or any ERISA Affiliate in an amount that would reasonably be expected to have a Material Adverse Effect; or

(k) any Borrower or any ERISA Affiliate contributes to or is required to contribute to any Multiemployer Plan.

then, and in every such event (other than an event with respect to the applicable Borrower described in clause (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to such Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments to lend to the applicable Borrower, and thereupon the Commitments to lend such Borrower shall terminate immediately, and (ii) declare the Loans made to such Borrower then outstanding to be due and payable in whole by such Borrower (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable by such Borrower, together with accrued interest thereon and all fees and other obligations of such Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the applicable Borrower described in clause (f) of this Article, the Commitments to lend to such Borrower shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of such Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower.

For the avoidance of doubt, a Default or Event of Default of the Parent or Edward Jones Bank under this Agreement that does not otherwise constitute a Default or Event of Default of EDJ hereunder, shall not result in a Default or Event of Default of EDJ hereunder and none of EDJ’s rights hereunder shall be impaired as a result of such Default or Event of Default of the Parent or Edward Jones Bank, including, without limitation, EDJ’s ability to request Borrowings and receive Loans hereunder; provided that, (i) a Default or Event of Default of EDJ under this Agreement shall constitute a Default or Event of Default, as the case may be, of the Parent and Edward Jones Bank, (ii) a Default or Event of Default of Edward Jones Bank under this Agreement shall constitute a Default or Event of Default of the Parent and (iii) a Default or Event of Default of the Parent under this Agreement shall constitute a Default or Event of Default of Edward Jones Bank.

ARTICLE VII

Guarantee

Section 7.01 Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, JFC hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by Edward Jones Bank when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of Edward Jones Bank under the Credit Documents, and JFC further agrees to pay any and all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, disbursements and other charges of counsel (but limited, in the case of legal fees and expenses to the reasonable and documented fees and expenses of one primary counsel for all Persons (taken as a whole) and to the extent reasonably necessary, one regulatory and local counsel for all Persons (taken as a whole) in each relevant jurisdiction (and, solely in the case of a conflict of interest, one additional counsel and, to the extent reasonably necessary, one regulatory and local counsel in each relevant jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)), in connection with the enforcement or protection of its rights in connection with the guarantee contained in this Article VII. The guarantee contained in this Article VII, subject to Section 7.05, shall remain in full force and effect until the first date after the Edward Jones Bank Effective Date that the Obligations of Edward Jones Bank under the Credit Documents are paid in full and the Edward Jones Bank Tranche Commitment is terminated, notwithstanding that from time to time prior thereto Edward Jones Bank may be free from any Obligations under the Credit Documents.

JFC agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article VII, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Article VII for such purpose. No payment or payments made by Edward Jones Bank or any other Person or received or collected by the Administrative Agent or any Lender from Edward Jones Bank or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations of Edward Jones Bank under the Credit Documents shall be deemed to modify, reduce, release or otherwise affect the liability of JFC under this Article VII which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations of Edward Jones Bank until, subject to Section 7.05, the first date after the Edward Jones Bank Effective Date that the Obligations of Edward Jones Bank under the Credit Documents are paid in full and the Edward Jones Bank Tranche Commitment is terminated.

Section 7.02 No Subrogation. Notwithstanding any payment made by JFC pursuant to this Article VII or any set-off or application of funds of JFC by the Administrative Agent or any Lender in connection with the guarantee contained in this Article VII, JFC shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Edward Jones Bank or any guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations of Edward Jones Bank under the Credit Documents, nor shall JFC seek or be entitled to seek any contribution or reimbursement from Edward Jones Bank in respect of payments made by JFC under this Article VII, until the first date after the Edward Jones Bank Effective Date that all amounts owing to the Administrative Agent and the Lenders on account of the Obligations of Edward Jones Bank under the Credit Documents are paid in full and the Edward Jones Bank Tranche Commitment is terminated. If any amount shall be paid to JFC on account of such subrogation rights at any time when all of the Obligations of Edward Jones Bank under the Credit Documents shall not have been paid in full, such amount shall be held by JFC in trust for the Administrative Agent and the Lenders, segregated from other funds of JFC, and shall, forthwith upon receipt by JFC, be turned over to the Administrative Agent in the exact form received by JFC (duly indorsed by JFC to the Administrative Agent, if required), to be applied against the Obligations of Edward Jones Bank under the Credit Documents, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 7.02 shall survive the term of the guarantee contained in this Article VII and the payment in full of the Obligations under the Credit Documents and the termination of the Commitments.

Section 7.03 Amendments, etc. with respect to the Obligations of Edward Jones Bank. JFC shall remain obligated under this Article VII notwithstanding that, without any reservation of rights against JFC, and without notice to or further assent by JFC, any demand for payment of or reduction in the principal amount of any of the Obligations of Edward Jones Bank under the Credit Documents made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations of Edward Jones Bank under the Credit Documents continued, and the Obligations of Edward Jones Bank under the Credit Documents, or the liability of any other party upon or for any part thereof, or any guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations of Edward Jones Bank under the Credit Documents may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation for the guarantee contained in this Article VII.

Section 7.04 Guarantee Absolute and Unconditional. JFC waives (in its capacity as Guarantor) any and all notice of the creation, renewal, extension or accrual of any of the Obligations of Edward Jones Bank under the Credit Documents and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article VII or acceptance of the guarantee contained in this Article VII; the Obligations of Edward Jones Bank under the Credit Documents shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article VII; and all dealings between JFC or Edward Jones Bank, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article VII. JFC waives (in its capacity as Guarantor) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon JFC or Edward Jones Bank with respect to the Obligations of Edward Jones Bank under the Credit Documents. To the full extent permitted by law, the guarantee contained in this Article VII shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Obligations of Edward Jones Bank under the Credit Documents or any guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by Edward Jones Bank of the Obligations of Edward Jones Bank under the Credit Documents or the adoption of any requirement of law purporting to render any Obligations of Edward Jones Bank under the Credit Documents null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by Edward Jones Bank) which may at any time be available to or be asserted by JFC against the Administrative Agent or any Lender, (d) any change in ownership of Edward Jones Bank, any merger or consolidation of Edward Jones Bank into another Person or any loss of Edward Jones Bank’s separate legal identity or existence, or (e) any other circumstance whatsoever (with or without notice to or knowledge of JFC (in its capacity as Guarantor) or Edward Jones Bank) which constitutes, or might be construed to constitute, an equitable or legal discharge of Edward Jones Bank for any Obligations of Edward Jones Bank under the Credit Documents, or of JFC under the guarantee contained in this Article VII in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Article VII against JFC, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against Edward Jones Bank or any other Person or against any guarantee for the Obligations of Edward Jones Bank under the Credit Documents or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from Edward Jones Bank or any such other Person or to realize upon any guarantee or to exercise any such right of offset, or any release of Edward Jones Bank or any such other Person or of any such guarantee or right of offset, shall not relieve JFC of any liability under this Article VII and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against JFC; provided that (for the avoidance of doubt), as of the date hereof, there are no guarantors, other than JFC.

Section 7.05 Reinstatement. The guarantee contained in this Article VII shall continue to be effective, or be reinstated, as the case may be, if at any time payment, performance or satisfaction, or any part thereof, of any of the Obligations of Edward Jones Bank under the Credit Documents is rescinded, disaffirmed or repudiated or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Edward Jones Bank or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Edward Jones Bank or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 7.06 Payments. JFC hereby agrees that any payments in respect of the Obligations of Edward Jones Bank under the Credit Documents pursuant to this Article VII will be paid to the Administrative Agent without setoff or counterclaim in dollars, at the office of the Administrative Agent specified in Section 9.01.

Section 7.07 Independent Obligations. The obligations of JFC under the guarantee contained in Article VII are independent of the obligations of Edward Jones Bank, and a separate action or actions may be brought and prosecuted against JFC whether or not Edward Jones Bank be joined in any such action or actions. JFC waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Edward Jones Bank or other circumstance which operates to toll any statute of limitations as to Edward Jones Bank shall operate to toll the statute of limitations as to JFC.

ARTICLE VIII

The Administrative Agent and Co-Syndication Agents

Section 8.01 Authorization and Action. (a) Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Credit Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Credit Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Credit Documents. Additionally, without limiting the foregoing, each Lender hereby authorizes and directs the Administrative Agent on the Edward Jones Bank Effective Date to reallocate (i) all then-existing Initial Tranche Commitments and Edward Jones Bank Tranche Commitments ratably according to their Applicable Percentages to effect the Edward Jones Bank Effective Date Reallocation and (ii) all then-existing Initial Tranche Loans and Edward Jones Bank Loans ratably according to their Applicable Percentages to effect the Edward Jones Bank Effective Date Reallocation and, in each case, take all such other actions as the Administrative Agent reasonably determines may be necessary or advisable in connection therewith to effect the Edward Jones Bank Effective Date Reallocation.

(b) As to any matters not expressly provided for herein and in the other Credit Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Credit Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Credit Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent, or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Credit Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, other than as expressly set forth herein and in the other Credit Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Credit Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Credit Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Co-Syndication Agent or any Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Credit Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or other Obligation of any Loan Party under the Credit Documents shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise

(i) To file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid in connection with the Credit Documents and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.18 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay the Administrative Agent any amount due to it, in its capacity as the Administrative Agent under the Credit Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations of such Borrower under the Credit Documents or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of each Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Loan Parties or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the guarantee provided under the Credit Documents, to have agreed to the provisions of this Article.

Section 8.02 Administrative Agent’s Reliance, Indemnification, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Credit Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Credit Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

(b) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Credit Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a telecopy, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

Section 8.03 Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar

or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

Section 8.04 The Administrative Agent Individually. With respect to its Commitment and Loans (including any Swingline Loans and any Uncommitted Swingline Loans), the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

Section 8.05 Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrowers, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Credit Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Credit Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Credit Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

Section 8.06 Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business, and is making the Loans hereunder as commercial loans in the ordinary course of its business and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing) or for the purpose of investing in the general performance or operations of any Borrower, (iii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Co-Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other

Credit Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower and the Guarantor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations arising under any Credit Document owed by any Borrower or the Guarantor; provided that this Section 8.06(c) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations arising under any Credit Document of any Borrower or Guarantor relative to the amount (and/or timing for payment) of the Obligations arising under any Credit Document that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of (including through the exercise of remedies under any Credit Document), any Borrower or Guarantor for the purpose of a payment on the Obligations arising under any Credit Document.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations arising under any Credit Document.

(d) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Credit Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

Section 8.07 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or the Guarantor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or the Guarantor, that none of the Administrative Agent, or any Lead Arranger or any Co-Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).

(c) The Administrative Agent, each Lead Arranger and each Co-Syndication Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Document, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.08 Borrower Communications. (a) The Administrative Agent and the Lenders agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER

PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.

(d) Each of the Lenders and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

ARTICLE IX

Miscellaneous

Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i) (x) if to the Parent (including in its capacities as Borrower and Guarantor), to it at The Jones Financial Companies, L.L.L.P., 12555 Manchester Road, Saint Louis, MO 63131, Attention: Chief Legal Officer, with a copy to 12555 Manchester Road, Saint Louis, MO 63131, Attention: Treasurer, Telecopy 314-515-4969, E-mail Address: Treasurydept@edwardjones.com, with a copy to Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, IL 60603-3433, Attention: Brian P. Kerwin and Tracy L. Schovain, Telecopy 1-312-277-6521 and 1-312-277-9519, E-mail Address: BPKerwin@duanemorris.com and TLSchovain@duanemorris.com, (y) if to EDJ, to it at Edward D. Jones & Co., L.P., 12555 Manchester Road, Saint Louis, MO 63131, Attention: Chief Legal Officer, with a copy to 12555 Manchester Road, Saint Louis, MO 63131, Attention: Treasurer, Telecopy 314-515-4969, E-mail Address: Treasurydept@edwardjones.com, with a copy to Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, IL 60603-3433, Attention: Brian P. Kerwin and Tracy L. Schovain, Telecopy 1-312-277-6521 and 1-312-277-9519, E-mail Address: BPKerwin@duanemorris.com and TLSchovain@duanemorris.com and (z) if to Edward Jones Bank, Edward Jones Bank, 10808 S River Front Parkway, Suite 600, South Jordan, UT 84095, Attention: Chief Financial Officer, E-mail Address:

Nate.Cluff@edwardjones.com, with a copy to Edward Jones Bank, 10808 S River Front Parkway, Suite 600, South Jordan, UT 84095, Attention: Treasurer, E-mail Address: Jeremeny.Pike@edwardjones.com, with a copy to c/o The Jones Financial Companies, L.L.L.P., 12555 Manchester Road, Saint Louis, MO 63131, Attention: Treasurer, Telecopy 314-515-4969, E-mail Address: Treasurydept@edwardjones.com, with a copy to Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, IL 60603-3433, Attention: Brian P. Kerwin and Tracy L. Schovain, Telecopy 1-312-277-6521 and 1-312-277-9519, E-mail Address: BPKerwin@duanemorris.com and TLSchovain@duanemorris.com;

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., to the address separately provided to the Borrowers or Lenders from time to time, as applicable; and

(iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Borrowers, the Guarantor and the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent and the Borrowers; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or electronic communication or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.15(b) and (c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder or under the Credit Documents, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.19(b) or Section 2.19(c) in a manner that would alter the pro rata sharing of payments required thereby, or change Section 2.09(d) in a manner that would alter the pro rata commitment reduction required thereby, in each case without the written consent of each Lender adversely affected thereby, (v) change Section 2.21 without the consent of the Swingline Lenders and the Uncommitted Swingline Lenders, (vi) release the guaranty contained in Article VII with respect to Edward Jones Bank without the written consent of each Lender or (vii) change any of the provisions of this Section or reduce any number or percentage set forth in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lenders or the Uncommitted Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Swingline Lenders or the Uncommitted Swingline Lenders, as the case may be. Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrowers, may amend, modify or supplement any Credit Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Credit Document. Notwithstanding the foregoing, technical and conforming modifications to the Credit Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary to integrate any Incremental Commitments on substantially the same basis as the Loans (including, for the avoidance of doubt, the amendments contemplated by the proviso of Section 2.22(a)(ii)).

Section 9.03 Expenses; Limitation of Liability; Indemnity; Damage Waiver.

(a) Expenses. Each Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers and each of their respective Affiliates, including the reasonable fees, disbursements and other charges of counsel (but limited, in the case of legal fees and expenses to the reasonable and documented fees and expenses of one primary counsel for all Persons (taken as a whole) and to the extent reasonably necessary, one regulatory and local counsel for all Persons (taken as a whole) in each relevant jurisdiction (and, solely in the case of a conflict of interest, one additional counsel and, to the extent reasonably necessary, one regulatory and local counsel in each relevant jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)) in connection with the syndication of the credit facilities provided for herein, the negotiation, preparation, execution, delivery and administration of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, or any amendments, supplements, modifications or waivers of the provisions hereof or thereof (in each case, whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, disbursements and other charges of counsel (but limited, in the case of legal fees and expenses to the reasonable and documented fees and expenses of one primary counsel for all Persons (taken as a whole) and to the extent reasonably necessary, one regulatory and local counsel for all Persons (taken as a whole) in each relevant jurisdiction (and, solely in the case of a conflict of interest, one additional counsel and, to the extent reasonably necessary, one regulatory and local counsel in each relevant jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) any charges of IntraLinks/IntraAgency or other relevant website or CUSIP charges.

(b) Limitation of Liability. To the extent permitted by applicable law, no party hereto shall assert, and hereby waives, any claim against (x) any Borrower or (y) the Administrative Agent, each Co-Syndication Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Lender-Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that this shall not limit any Borrowers’ indemnification obligations pursuant to Section 9.03(c). No Lender-Related Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a material breach by such Indemnitee of the express obligations hereunder.

(c) Indemnity. Each Borrower shall indemnify the Administrative Agent, each Co-Syndication Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees and expenses of one primary counsel for all Persons (taken as a whole) and to the extent reasonably necessary, one regulatory and local counsel for all Persons (taken as a whole) in each relevant jurisdiction (and, solely in the case of a conflict of interest, one additional counsel and, to the extent reasonably necessary, one regulatory and local counsel in each relevant jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or the use or proposed use of proceeds hereof, (2) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any Subsidiary or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by any Borrower, its equity holders, affiliates or creditors or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, or the material breach of any of such Indemnitee’s or any of its Related Parties’ express obligations hereunder or (y) arise from disputes solely among Indemnitees that do not involve any act or omission by any Borrower or any of its Related Parties, other than claims against any Indemnitee in its capacity or fulfilling its role as agent, arranger or bookrunner or similar role under this Agreement, and provided further, that this Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(d) Lender Reimbursement. To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Swingline Lenders or the Uncommitted Swingline Lenders, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay such Agent-Related Person such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date) of such unpaid amount and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent-Related Person in their capacities as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.

(e) Payments. All amounts due under this Section shall be payable promptly within five (5) Business Days after written demand therefor.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) each Borrower, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if any Event of Default under Section 6.01(a) or (f) with respect to the Borrowers has occurred and is continuing, any other assignee (it being understood that each Borrower will be deemed to have consented to an assignment if it has not objected thereto within 5 Business Days following notice thereof); and

(B) the Administrative Agent and each Swingline Lender, provided that no consent of the Administrative Agent or any Swingline Lender shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement (which, for the avoidance of doubt, shall include a proportionate part of all the assigning Lender’s rights and obligations in respect of all Classes under this Agreement on a pro rata basis);

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and its related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws;

(E) assignments shall not be made to any Person who is a natural person or who is, or would upon the effectiveness of any such assignment become, a Defaulting Lender; and

(F) assignments shall not be made to any Borrower or any Subsidiary or Affiliate of any Borrower.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue, to the extent permitted by applicable law, to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(c), Section 2.07(b), Section 2.19(d) or Section 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) Any Lender may, without the consent of the Borrowers, the Administrative Agent or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (4) no participation shall be sold to any natural person, any Borrower or any Subsidiary or Affiliate of any Borrower. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that, to the extent permitted by applicable law, each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 and Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.16 or Section 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any Change in Law made subsequent to the Effective Date that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by each Borrower herein and in the other Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 2.16, Section 2.17, Section 2.18 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. (a) This Agreement and the other Credit Documents may each be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01 and Section 4.03, as applicable, this Agreement and each other Credit Document shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof and thereof, as applicable, which, when taken together, bear the signatures of each of the other parties hereto and thereto, as applicable, and thereafter shall be binding upon and inure to the benefit of the parties hereto and thereto, as applicable, and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this

Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or the Guarantor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and the Guarantor hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Guarantor and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), provided that no such copy of any Note shall increase the Obligations due under the Credit Documents, (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or the Guarantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Set off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not including (i) trust accounts, (ii) any asset, Securities or other property right of any Borrower or any of their respective Subsidiaries held solely as a fiduciary or otherwise for the benefit of another Person and (iii) any other asset, Securities or account with respect to which such set-off right or the grant of such set-off right would be restricted by applicable law or regulation including, without limitation, Rule 15c3-3, Rule 8c-1 or Rule 15c2-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act) at any time held and other obligations at any time owing by such Lender or such Affiliate to or for the credit or the account of the applicable Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or any other Credit Document held by such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Credit Documents shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Credit Document, any claims brought against the Administrative Agent or any of its Related Parties relating to this Agreement, any other Credit Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Credit Documents shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(d) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or the other Credit Documents will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. (a) Each of the Administrative Agent, each Swingline Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by the Administrative Agent, any Swingline Lender or the Lenders (i) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority (including any regulatory authority), (iii)

to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) subject to Section 9.04(b)(ii)(F) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Credit Document (with respect to litigation brought by any Person other than the Administrative Agent, any Borrower or any Lender, after the applicable Borrower shall have had notice thereof and the opportunity to seek a protective order or other appropriate remedy with respect thereto), (vi) subject to an agreement containing provisions no less restrictive than those of this Section to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to any Borrower and its obligations, (vii) with the consent of the applicable Borrower, (viii) on a confidential basis to any rating agency in connection with rating of any Borrower or its Subsidiaries or the credit facilities provided for herein or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from any Borrower or its designees relating to any Borrower or its business, other than any such information that is available to the Administrative Agent, any Swingline Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING EACH BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE GUARANTOR AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO EACH BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN

MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

(d) For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.

Section 9.15 No Fiduciary Duty. (a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations with respect to the credit facility, the Credit Documents, the consummation of the Transactions or any other transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Credit Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Credit Documents, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

(b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which a Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Credit Documents or its other relationships with any Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Credit Documents, or to furnish to any Borrower, confidential information obtained from other companies.

Section 9.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.17 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE JONES FINANCIAL COMPANIES, L.L.L.P., as a Borrower

By: /s/ Brian D. Buckley

Name: Brian D. Buckley

Title: General Partner – Treasury

EDWARD D. JONES & CO., L.P., as a Borrower

By: /s/ Brian D. Buckley

Name: Brian D. Buckley

Title: Principal – Treasury

EDWARD JONES BANK, as a Borrower

By: /s/ Nathan Cluff

Name: Nathan Cluff

Title: Chief Financial Officer

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swingline Lender and Lender

By: /s/ Sonu Dhillon

Name: Sonu Dhillon

Title: Vice President

[Signature Page to Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Co-Syndication Agent, Swingline Lender and Lender

By: /s/ Rachel Palmisano

Name: Rachel Palmisano

Title: Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Syndication
Agent, Swingline Lender and Lender

By: /s/ Nick Brokke

Name: Nick Brokke

Title: Executive Director

[Signature Page to Credit Agreement]

Bank of Montreal,
as a Lender

By: /s/ Lauren Harte

Name: Lauren Harte

Title: Director, Corporate Banking

[Signature Page to Credit Agreement]

The Bank of New York Mellon,
as a Lender

By: /s/ Adim Offurum

Name: Adim Offurum

Title: Director

[Signature Page to Credit Agreement]

The Northern Trust Company,
as a Lender

By: /s/ Jack Stibich

Name: Jack Stibich

Title: Vice President

[Signature Page to Credit Agreement]

U.S. Bank National Association,
as a Lender

By: /s/ Chris Doering

Name: Chris Doering

Title: Senior Vice President

[Signature Page to Credit Agreement]

Bank of America, N.A.,
as a Lender

By: /s/ Maryanne Fitzmaurice

Name: Maryanne Fitzmaurice

Title: Director

[Signature Page to Credit Agreement]

BOKF, N.A. d/b/a BOK Financial
as a Lender

By: /s/ Mason Kincaid

Name: Mason Kincaid

Title: Senior Vice President

[Signature Page to Credit Agreement]

Commerce Bank,
as a Lender

By: /s/ Chris S. Comerford

Name: Chris S. Comerford

Title: Vice President, Relationship Manager

[Signature Page to Credit Agreement]

PNC Bank, National Association,
as a Lender

By: /s/ Joseph Renner

Name: Joseph Renner

Title: VP

[Signature Page to Credit Agreement]

Truist Bank,
as a Lender

By: /s/ Richard W. Jantzen III

Name: Richard W. Jantzen III

Title: Director

[Signature Page to Credit Agreement]

UMB Bank, n.a.,
as a Lender

By: /s/ Daniel Genovese

Name: Daniel Genovese

Title: Senior Vice President

[Signature Page to Credit Agreement]